UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
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PNM Resources Inc.
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PNM Resources, Inc. Corporate Headquarters 414 Silver Ave. SW Albuquerque, NM 87102 www.pnmresources.com

NOTICE OF 2013 ANNUAL MEETING OF SHAREHOLDERS

To Our Shareholders:

The 2013 annual meeting of shareholders of PNM Resources, Inc. will be held as follows:

Meeting Date:	Thursday, May 9, 2013
Meeting Time:	10:00 a.m., MDT
Location:	PNM Resources, Inc.: Corporate Headquarters-4th Floor 414 Silver Ave. SW, Albuquerque, New Mexico (map to meeting location included on back of proxy statement)
Who can vote:	You may vote if you were a shareholder of record as of the close of business on March 20, 2013.

Purposes of the Meeting:

•	Elect nine (9) directors.

•	Ratify appointment of KPMG LLP as independent public accountants for 2013.

•	Approve, on an advisory basis, the compensation of our named executive officers.

•	Vote on a shareholder proposal regarding adoption of a policy to require an independent chairman.

•	Consider any other business properly presented at the meeting.

On March 28, 2013, we began mailing to our shareholders either (1) a Notice of Internet Availability of Proxy Materials which indicates how to access our proxy materials on the Internet or (2) a printed copy of our proxy materials.

Your vote is important:

After reading the proxy statement, please promptly vote by telephone or Internet or by signing and returning the proxy card so that we can be assured of having a quorum present at the meeting and so your shares may be voted in accordance with your wishes. See the questions and answers in our proxy statement about the meeting (including how to listen to the meeting by webcast), voting your shares, how to revoke a proxy and how to vote shares in person.

By Order of the Board of Directors

Patricia K. Collawn
Chairman, President and Chief Executive Officer

Cover	Notice of 2013 Annual Meeting of Shareholders
i	Table of Contents
ii	Glossary
1	Questions and Answers About the Annual Meeting and Voting
6	Information About Our Corporate Governance
6	Corporate Governance Principles
6	Code of Ethics
7	Majority Voting for Directors
7	Director Independence
7	Board Leadership Structure and Lead Director
8	Board's Role in Risk Oversight
8	Communication with the Board
9	Director Service Policy
9	Equity Compensation Awards Policy
9	Related Person Transaction Policy
10	Additional Information About Our Board and Board Committees
10	Board Meetings
10	Board Committees and their Functions
13	Director Compensation
16	Ownership of Our Common Stock
16	Five Percent Shareholders
17	Executive Officers and Directors
18	Section 16(a) Beneficial Ownership Reporting Compliance
18	Proposal 1: Elect Nine Directors
18	General Information
18	Directors Nominated This Year
22	Audit and Ethics Committee Report
23	Independent Auditor Fees
23	Proposal 2: Ratify Appointment of Independent Public Accountants
24	Proposal 3: Advisory Vote to Approve Compensation of Named Executive Officers (“Say-on-Pay”)
25	Proposal 4: Vote on a shareholder proposal regarding the adoption of a policy requiring an independent chairman
27	Executive Compensation
27	Compensation Discussion and Analysis
38	Compensation and Human Resources Committee Report
39	Summary of 2012 NEO Compensation
57	Equity Compensation Plan Information
58	Annual Report Availability
A-1	Appendix A: 2012 Benchmarking Data

Important Notice Regarding the Availability of Proxy Materials for PNM Resources' 2013 Annual Meeting to be held on May 9, 2013: Our Notice of Annual Meeting; this 2013 proxy statement; our 2012 Annual Report on Form 10-K; a shareholder letter from Patricia K. Collawn, our Chairman, President and CEO; and stock performance graph are available at www. proxyvote.com and http://www.pnmresources.com/asm/annual-proxy.cfm.

i

GLOSSARY OF TERMS USED IN THIS PROXY

After-Tax Plan	PNM Resources, Inc. After-Tax Retirement Plan
AIP	PNM Resources, Inc. 2012 Officer Annual Incentive Plan
Annual Meeting	Annual Meeting of PNMR shareholders to be held on May 9, 2013
Audit Committee	Audit and Ethics Committee of the Board
Board	Board of Directors of PNM Resources, Inc.
CD&A	Compensation Discussion and Analysis beginning on page 27
CEO	Chief Executive Officer
CFO	Chief Financial Officer
Compensation Committee	Compensation and Human Resources Committee of the Board
COO	Chief Operating Officer
Company, PNMR or PNM Resources	PNM Resources, Inc.
Deloitte & Touche or Deloitte	Deloitte & Touche LLP
Dodd-Frank Act	Dodd-Frank Wall Street Reform and Consumer Protection Act
ESA
PNM Resources, Inc. Executive Spending Account Plan, which allows Named Executive Officers to receive reimbursement for income tax preparation, financial management and counseling services, estate planning, premiums for life and other insurance, and travel expenses related to medical or financial planning services

ESP	PNM Resources, Inc. Executive Savings Plan, adopted in 1998. On December 17, 2008, this plan was merged into PNM Resources, Inc. Executive Savings Plan II
ESP II	PNM Resources, Inc. Executive Savings Plan II
EVP	PNM Resources Executive Vice President
FASB ASC Topic 718	Financial Accounting Standards Board Accounting Standards Codification Topic 718 (Compensation - Stock Compensation)
FFO/Debt Ratio
Performance measure calculated for the purpose of determining certain long-term equity and cash incentive awards as described in the CD&A. Equals PNMR’s funds from operations for the fiscal year divided by PNMR’s total debt outstanding (including any long-term leases and unfunded pension plan obligations) as of the end of the fiscal year. Funds from operations are equal to the amount of PNMR’s net cash flow from operating activities (as reflected on the Consolidated Statement of Cash Flows) adjusted by the following items: (1) adding amounts received by PNMR as principal payments on the Palo Verde Nuclear Generating Station lessor notes, (2) adding amounts received by PNMR on Palo Verde Nuclear Generating Station firm-sales contracts, (3) including amounts attributable to principal payments on imputed debt from long-term leases, (4) excluding changes in certain of PNMR’s current assets and liabilities, as well as bad debt expense, (5) excluding the impacts of the Valencia Energy Facility consolidation, (6) excluding the impact of capitalized interest, and (7) excluding any contributions to the PNM and TNMP qualified pension plans. Management also excluded an additional amount from the 2011 results to be consistent with Incentive EPS. The FFO/Debt Ratio levels are not necessarily identical to any earnings outlook or guidance that may be announced by the Company and are structured to ensure that award payments are not artificially inflated or deflated.

GPBA Table	Grants of Plan Based Awards Table beginning on page 45
Incentive EPS
Adjusted earnings per share performance measure calculated for the purpose of determining awards under the AIP. Incentive EPS is corporate earnings per share, excluding non-recurring items that do not factor into ongoing earnings. Incentive EPS levels are not necessarily identical to any earnings outlook or guidance that may be announced by the Company and are structured to ensure that award payments are not artificially inflated or deflated. For 2012, Incentive EPS of $1.31 equals net earnings attributable to PNMR per common share (as reflected on the Consolidated Statements of Earnings (Loss)) of $1.31 (A) minus (i) $0.01 per share attributable to the gain on sale of the First Choice Power business, (ii) $0.01 per share attributable to the mark-to-market impact of economic hedges, (iii) $0.04 per share attributable to the net change in unrealized impairments of certain securities, and (iv) $0.01 per share attributable to a one-time collection by TNMP related to unrecovered transmission costs from the 1999-2000 time period, (B) plus (a) $0.06 per share attributable to costs incurred in the consolidation of building space and (b) $0.01 per share attributable to process improvement initiatives. For 2011, Incentive EPS of $1.06 equals net earnings attributable to PNMR per common share (as reflected on the Consolidated Statements of Earnings (Loss)) of $1.96 (A) minus (i) $1.08 per share attributable to the gain on sale of the First Choice Power business, (ii) $0.06 per share attributable to the mark-to-market impact of economic hedges, (iii) $0.02 per share related to revenue on disincentives/incentives on energy efficiency, and (iv) $0.05 per share attributable to post-impairment loss of Optim Energy not recognized in the Company's Consolidated Statement of Earnings, (B) plus (a) $0.02 per share attributable to the net change in unrealized impairments of certain securities, (b) $0.05 per share attributable to process improvement initiatives, (c) $0.15 per share attributable to regulatory disallowance, (d) $0.03 per share attributable to strategic alternatives related to competitive businesses, (e) $0.02 per share attributable to New Mexico gross receipts tax adjustments, and (f) $0.06 attributable to loss on reacquired debt. In addition, management determined to exclude an additional $0.02 from the 2011 results. Incentive EPS herein refers to 2012 unless otherwise stated

LTIP or Long-Term Incentive Plan
Long-Term Incentive Plan summary detailing measurements and metrics for a specific plan year within scope of the governing PNM Resources, Inc. Second Amended and Restated Omnibus Performance Equity Plan, as amended

Meridian	Meridian Compensation Partners, LLC, the current compensation consultant retained by the Compensation Committee and the Nominating Committee
NEO(s) or named executive officer(s)	Named Executive Officers of PNMR consisting of our five most highly compensated executive officers including the CEO and CFO
Nominating Committee	Nominating and Governance Committee of the Board
Notice	Notice of Internet Availability of Proxy Materials
NYSE	New York Stock Exchange
Officers	PNM Resources, Inc. Officers
PEP or Performance Equity Plan
PNM Resources, Inc. Second Amended and Restated Omnibus Performance Equity Plan, effective May 19, 2009, as amended by the First Amendment thereto effective May 17, 2011 and the Second and Third Amendments thereto effective May 15, 2012

PNM	Public Service Company of New Mexico, a wholly owned subsidiary of PNM Resources, Inc.

PNM Resources, PNMR or Company	PNM Resources, Inc., which trades on the NYSE under the symbol “PNM”
PNMR Peer Group	Utility and energy companies comprising PNMR’s director and executive compensation peer group listed on pages 13 and 35
PS	Performance share award opportunity granted in 2012
Retention Plan	PNM Resources, Inc. Officer Retention Plan, as amended and restated
RSA	Time-vested restricted stock right award
RSP	PNM Resources, Inc. Retirement Savings Plan, a 401(k) plan
SEC	Securities and Exchange Commission
Severance Plan	PNMR Non-Union Severance Pay Plan
SCT	Summary Compensation Table beginning on page 40
SPR	Special performance-based retention grant awarded to Ms. Collawn in 2012
SVP	PNM Resources Senior Vice President
Tax Code	Internal Revenue Code of 1986, as amended
TNMP	Texas-New Mexico Power Company, an indirect wholly owned subsidiary of PNMR
Total Cash Compensation or TCC	Total Cash Compensation, which consists of the total of base salary and short-term cash incentives
Total Direct Compensation or TDC	Total Direct Compensation, which consists of base salary, short-term incentives, and all long-term incentives (equity grants, performance-based grants, performance cash)
Total Shareholder Return or TSR	A comparison over time of share price appreciation and dividends paid to show the total return to the shareholder. TSR = (Priceend – Pricebegin + Dividends) / Pricebegin
Towers Watson	Towers Watson, the compensation consultant retained by PNMR management
VP	PNM Resources Vice President
2012 Benchmark Data
The median of the compensation data from companies included in (1) the Towers Watson 2011 U.S. CDB Energy Services Executive Database of similarly sized utility/energy companies (companies with revenue of $1 Billion - $3 Billion) and (2) the 2011 Towers Watson U.S. CDB General Industry Executive Database of similarly sized companies (companies with revenue of $1 Billion - $3 Billion), weighted respectively at 75% and 25%, to derive the weighted median. The two compensation databases provide information on base salary and short-term cash incentives (collectively Total Cash Compensation or TCC), the expected value of long-term incentives, and the Total Direct Compensation (or TDC, which is the sum of TCC and long-term incentives). The companies in the 2012 Benchmark Data are listed in Appendix A.

PNM Resources, Inc.
Proxy Statement for 2013 Annual Meeting of Shareholders
Thursday, May 9, 2013

1.    Why did I receive these proxy materials?

You are receiving these materials because you owned shares of our common stock as of March 20, 2013, and are therefore eligible to vote at the Annual Meeting. This proxy statement summarizes the information you need to know to vote at the Annual Meeting. For a list of terms defined and used in this proxy statement, see the Glossary on page ii.

After reading the proxy statement, please promptly vote by telephone or Internet or by signing and returning the proxy card so that we can be assured of having a quorum present at the meeting and so your shares may be voted in accordance with your wishes. You do not need to attend the Annual Meeting to vote your shares.

2.    What is included in these proxy materials?

These proxy materials include:

•	Our proxy statement for the Annual Meeting;

•	Our 2012 Annual Report on Form 10-K, which includes our consolidated financial statements;

•	A shareholder letter from Patricia K. Collawn, our Chairman, President and CEO, and the stock performance graph.

If you requested printed versions of these materials by mail, these materials also include the proxy card for the Annual Meeting. Proxy materials are available at:
www.proxyvote.com and http://www.pnmresources.com/asm/annual-proxy.cfm.

3.    Why did I receive a one-page notice in the mail regarding Internet availability of proxy materials instead of printed proxy materials?

Most shareholders received a Notice of Internet Availability of Proxy Materials (the “Notice”) instead of a full set of printed proxy materials. The Notice provides access to proxy materials in a fast and efficient manner via the Internet. This reduces the amount of paper necessary to produce these materials, as well as costs associated with mailing these materials to shareholders.

On March 28, 2013, (1) we began mailing to our shareholders either (a) the Notice (which indicates how to access our proxy materials on the Internet) or (b) a printed copy of our proxy materials, and (2) posted our proxy materials on the website referenced in the Notice.

All shareholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. The Notice includes instructions on how to access the proxy materials over the Internet or how to request to receive proxy materials in printed form by mail or electronically by email for this meeting and on an ongoing basis. Pursuant to applicable law, beneficial owners of shares held in the RSP (our 401(k) plan for employees) will automatically receive paper copies of the proxy materials by mail instead of the Notice. In addition, shareholders who previously requested printed proxy materials or electronic materials on an ongoing basis received the materials in the format requested.

4.    How may I obtain copies of the Annual Report on Form 10-K?

As stated above and reflected in the Notice, our Annual Report on Form 10-K for the year ended December 31, 2012 (previously filed with the SEC) was made available to shareholders beginning on March 28, 2013. Copies of the Annual Report on Form 10-K are available without charge upon written request to Leo Gonzalez, Assistant Treasurer, Corporate Headquarters, Mail Stop 0905, Albuquerque, New Mexico 87102, or electronically at www.pnmresources.com (under Investor Relations). You may also obtain our SEC filings through the Internet at www.pnmresources.com (under Investor Relations) or www.sec.gov.

5.    Who may vote at the Annual Meeting?

You may vote all of the shares of our common stock that you own at the close of business on March 20, 2013, the record date. On the record date, PNM Resources had 79,653,624 shares of common stock outstanding that are entitled to be voted at the Annual Meeting. You may cast one vote for each share of common stock held by you on all matters presented at the Annual Meeting.

6.    What proposals will be voted on at the Annual Meeting?

The following four proposals will be considered and voted on at the Annual Meeting:

Proposal No.	Description of Proposal	Proposal discussed on following pages:	Board Recommendation
1	Elect nine (9) directors	18 to 21	FOR
2	Ratify appointment of KPMG LLP as independent public accountants for 2013	23 to 24	FOR
3	Approve, on an advisory basis, our NEO compensation	24 to 25	FOR
4	Vote on a shareholder proposal regarding the adoption of a policy to require an independent chairman	25 to 27	AGAINST

7.    Will any other business be conducted at the Annual Meeting or will other matters be voted on?

As of the date of this proxy statement, we are unaware of any other matter (other than the above four proposals listed in the Notice of Annual Meeting of Shareholders) that may be properly presented at the Annual Meeting. If any other matter is properly presented for consideration at the meeting, including consideration of a motion to adjourn the meeting to another time or place, the proxy committee will vote on the matter in accordance with its judgment. Shareholders attending the meeting will directly vote on those matters.

8.    How do I vote my shares?

For your convenience, we have established four easy methods for voting shares held in your name:

By Internet:
Access www.proxyvote.com and follow the instructions.
(You will need the control number on your Notice or on the requested paper proxy card to vote your shares.)

Shareholders voting through the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies that must be paid by the shareholder.

By Telephone:
For automated telephone voting, call 1-800-690-6903 (toll free) from any touch-tone telephone and follow the instructions. (You will need the control number on your Notice or on the requested paper proxy card to vote your shares.)

By Mail:	Request delivery of the proxy statement and proxy card by mail and then simply return your executed proxy card in the enclosed postage-paid envelope.
In Person:	You can attend and cast your vote at the Annual Meeting.

Your shares will be voted in the manner you indicate. The telephone and Internet voting systems are available 24 hours a day. They will close at 11:59 PM Eastern Time on May 8, 2013. Please note that the voting deadline is earlier for voting shares held in our RSP, as described below under question 15.

9.    What constitutes a quorum and why is a quorum required?

A quorum of shareholders is necessary to conduct business at the Annual Meeting. If at least a majority of all of the PNM Resources common stock outstanding on the record date is represented at the Annual Meeting, in person or by proxy (by voting by telephone or on the Internet or by properly submitting a proxy card or voting instruction form by mail), a quorum will exist. Abstentions, withheld votes, and broker non-votes will be counted as present for quorum purposes.

10.    What vote is required to approve each proposal?

The existence of a quorum and the following votes are required for approval of each proposal at the Annual Meeting:

Proposal No.	Affirmative Vote Requirement	Effect of Abstentions and Broker Non-Votes (See Questions 16-18 below)
1: Elect nine (9) Directors	Majority of shares present, in person or by proxy, and entitled to vote on the matter
Votes may be cast in favor or withheld from each director nominee. Abstentions and withheld votes have the effect of a vote against the nominee. Broker non-votes will not counted in calculating voting results.

2: Ratify Auditors	Majority of shares present, in person or by proxy, and entitled to vote on the matter	Abstentions have the effect of a vote against the matter. Brokers may vote your “street name” shares on this routine matter without your instructions.
3: Advisory vote to approve NEO Compensation	Majority of shares present, in person or by proxy, and entitled to vote on the advisory matter	Abstentions have the effect of a vote against the matter, while broker non-votes will not be counted in calculating voting results.
4: Shareholder proposal regarding adoption of policy to require an independent chair	Majority of shares present, in person or by proxy, and entitled to vote on the shareholder proposal	Abstentions have the effect of a vote against the proposal, while broker non-votes will not be counted in calculating voting results.

11.    What is a proxy?

A proxy is your legal designation of another person (the “proxy”) to vote on your behalf. By voting by telephone or the Internet, or by completing and mailing a printed proxy card, you are giving the proxy committee appointed by the Board, A. E. Archuleta, B.W. Wilkinson and J.B. Woodard, the authority to vote your shares in the manner you indicate. If you are a shareholder of record and sign and return your proxy card without indicating how you want your shares to be voted, or if you vote by telephone or Internet in accordance with the Board of Directors' voting recommendations, the proxy committee will vote your shares as follows:

•	FOR the election of the nine (9) directors nominated;

•	FOR ratification of the appointment of KPMG LLP as independent public accountants for 2013;

•	FOR the resolution approving the compensation of our NEOs, on an advisory basis, as disclosed in this proxy statement; and

•	AGAINST the shareholder proposal regarding the adoption of a policy to require an independent chairman.

If you hold your shares in “street name” and do not provide specific voting instructions to your broker, a “broker non-vote” will result with respect to Proposals 1, 3 and 4. More information about the implications of holding your shares in street name and broker non-votes is set forth in answers to questions 10, 16-18.

12.    Can I change my vote or revoke my proxy?

Yes. Any subsequent vote by any means will change your prior vote. The last vote actually received before the Annual Meeting will be the one counted. You may also revoke your proxy by voting in person at the Annual Meeting.

13.    What is the difference between a “shareholder of record” and a “street name” holder?

These terms describe how your shares are held. If your shares are registered directly in your name with Computershareowner Services, LLC, the Company's transfer agent, you are a “shareholder of record” with respect to those shares and the Notice that was sent directly to you by PNM Resources.

If your shares are held in the name of a broker, bank, trust or other nominee as a custodian, you are a “street name” holder, and the Notice would have been forwarded to you by that organization. As a beneficial owner, you have the right to direct that organization on how to vote the shares held in your account. If you wish to attend the Annual Meeting and vote in person, you must obtain a legal proxy from the organization that holds your shares. Please contact that organization for instructions regarding obtaining a legal proxy.

14.    Why did I receive more than one proxy card or Notice?

You will receive multiple proxy cards or Notices if you hold your shares in different ways (e.g., joint tenancy, trusts, custodial accounts) or in multiple accounts. Each Notice and proxy card that you receive will contain a specific “control number” with the relevant information to vote the specific shares at issue. Note that the proxy card or Notice for shares registered in your name will include any shares you may hold in the PNMR Direct Plan, a dividend reinvestment and stock purchase plan. If your shares are held by a broker (i.e., in “street name”), you will receive a Notice on how to obtain your proxy materials and vote from your broker. You should vote according to the instructions on each Notice you receive and vote on, sign and return each proxy card you receive.

15.	How do I vote my RSP shares?

If you participate in the RSP, our 401(k) plan for our employees, and shares have been allocated to your account under the PNMR Stock Fund investment option, you will receive the following materials by mail:

•	the proxy materials; and

•	a separate vote authorization form and voting instructions for these RSP shares from the PNMR Corporate Investment Committee.

Please use the RSP vote authorization form to vote your RSP shares by telephone, Internet or mail. To allow sufficient time for the record holder of the RSP shares, The Vanguard Fiduciary Trust Company, to vote these shares, your voting instructions must be received by 11:59 PM Eastern Time on May 6, 2013.

16.	What happens if I don't give my broker voting instructions for my “street name” shares?

You will receive proxy materials directly from your broker if your shares are not registered in your name, but are held by your broker as your “street name” shares. If you do not give your broker voting instructions, your brokerage firm may only vote your “street name” shares on certain “routine” matters. When a brokerage firm votes its customers' unvoted shares on routine matters, these shares are counted to determine if a quorum exists to conduct business at the meeting. Ratification of the appointment of KPMG LLP as independent public accountants for 2013 is considered the only routine matter for which brokerage firms may vote your shares without your voting instructions.

17.	What is a broker non-vote?

A broker non-vote occurs when a broker is not permitted under NYSE rules to vote on a “non-routine” matter without instructions from the beneficial owner of the shares and no instruction is given. “Non-routine” matters include the election of directors, actions relating to equity compensation plans and actions relating to executive compensation (including Say-on-Pay shareholder advisory votes). Thus, your “street name” shares cannot be voted on Proposals 1, 3 and 4 without receipt of your voting instructions.

We encourage you to provide instructions to your broker by giving your proxy. This ensures that your shares will be voted in accordance with your wishes on all matters at the Annual Meeting.

18.    How are votes withheld, abstentions and broker non-votes treated?

As discussed above in questions 9 and 10, votes withheld and abstentions are deemed as present at the Annual Meeting, are counted for quorum purposes, and will have the same effect as a vote against matters requiring a majority of shares present and entitled to vote on the matter. Broker non-votes, if any, while counted for general quorum purposes, are not deemed to be present with respect to any matter for which a broker does not have authority to vote and so do not have any effect on proposals which require a majority of shares present and entitled to vote on the matter (but will have the same effect as a vote against the matter for any proposals requiring the approval of a majority of outstanding shares rather than a majority of shares present and entitled to vote on the matter).

19.    Who may attend the Annual Meeting?

Attendance is limited to shareholders of record and beneficial owners as of March 20, 2013, or their legal proxy holder. If your shares are held in the name of your broker, bank, or other nominee, please bring an account statement or letter from the nominee indicating that you are the beneficial owner of the shares as of March 20, 2013. In all cases, valid photo identification is also required. A map of the meeting location and parking directions are contained on the back of this proxy statement. Rules of the meeting will be printed on the back of the agenda that will be given to you at the meeting.

20.    May I listen to the Annual Meeting by Webcast?

Yes. Shareholders may listen to the Annual Meeting by webcast at: www.virtualshareholdermeeting.com/pnm2013

While any member of the public may listen to the Annual Meeting by webcast, only verified shareholders will be able to submit questions via the webcast to a moderator during the meeting. New Mexico law does not allow shareholders who do not attend the meeting in person to vote during the Annual Meeting. Thus, shareholders who listen to the Annual Meeting by webcast will be unable to vote during the Annual Meeting, so please vote before the Annual Meeting if you are unable to attend the meeting in person.

21.    Can I vote my shares in person at the Annual Meeting?

If you are a “shareholder of record,” you may vote your shares in person at the Annual Meeting. If you hold your shares in “street name,” you must obtain a proxy from your broker, banker, trustee or nominee, giving you the right to vote the shares at the Annual Meeting.

22.    Who pays the cost of this proxy solicitation?

The enclosed proxy is being solicited on behalf of PNM Resources' Board of Directors. This solicitation is being made by mail, but also may be made in person, by telephone or via the Internet. The Company has hired Georgeson, Inc. (“Georgeson”) to assist in the solicitation for an estimated fee of $8,500 plus any out-of-pocket expenses. PNM Resources will pay all costs related to solicitation. Broadridge Investor Communication Solutions, Inc. (“Broadridge”) is tabulating the vote and providing the webcast hosting services for listening to the Annual Meeting.

23.    Is this proxy statement the only way that proxies are being solicited?

No. As stated above, the Company has retained Georgeson to aid in the solicitation of proxies. In addition to mailing these proxy materials, certain directors, officers or employees of the Company may solicit proxies by telephone, facsimile, e-mail or personal contact. They will not be specifically compensated for doing so.

24.    Where can I find voting results of the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. The final voting results will be tallied by the inspectors of election and published in the Company's Current Report on Form 8-K within four business days after the date of the Annual Meeting. Such results will also be published on our website at www.pnmresources.com (under Governance and Ethics).

25.    What are the deadlines and procedures to propose actions for consideration or to nominate individuals to serve as directors at the 2014 Annual Meeting?

If you want PNM Resources to consider including a proposal in our 2014 proxy statement and form of proxy next year, you must submit the proposal to us in accordance with applicable rules of the SEC and Article I, Section 4(d) of our bylaws, and your proposal must be received at our principal executive offices no later than the close of business (5:00 p.m. Mountain Standard Time) on November 29, 2013.

We strongly encourage any shareholder interested in submitting a proposal to contact our Corporate Secretary in advance of this deadline to discuss the proposal, and shareholders may want to consult knowledgeable counsel regarding the detailed requirements of applicable securities laws. Submitting a shareholder proposal does not guarantee that we will include it in our proxy statement.

In addition, even if you do not want the proposal to be included in our next year's proxy statement and form of proxy, under our bylaws, any shareholder intending to nominate a candidate for election to the Board or to propose any business at our 2014 annual meeting must give notice to our Corporate Secretary no later than the close of business (5:00 p.m. Mountain Standard Time) on November 29, 2013. The notice must include information specified in Article I, Section 4(d) of our bylaws, including information concerning the nominee or proposal, as the case may be, and information about the shareholder's ownership of and agreements related to our stock. For information on recommending individuals for consideration as nominees, see page 12 of this proxy statement. We will not entertain any proposals or nominations at the annual meeting that do not meet the requirements set forth in our bylaws.

Shareholder proposals should be delivered to or mailed and received by us on or before the above dates addressed to:    Corporate Secretary, PNM Resources, Inc., Corporate Headquarters, MS-1245, Albuquerque, NM 87102.

If you would like a copy of the procedures for submitting shareholder proposals contained in our bylaws, please contact:    Assistant Corporate Secretary, PNM Resources, Inc., Corporate Headquarters, MS-1275, Albuquerque, NM 87102, 505-241-2205.

For next year's Annual Meeting of Shareholders, the persons appointed by the proxy to vote shareholders' shares will vote those shares according to their judgment on any shareholder proposal that PNM Resources receives after November 29, 2013. If the shareholder does not also comply with the requirements of Rule 14a-4(c)(2) under the Securities Exchange Act of 1934, as amended, we may exercise discretionary voting authority under proxies that we solicit to vote in accordance with our judgment on any such shareholder proposal or nomination.

26.    Whom should I call with other questions?

If you have any further questions about voting your shares or attending the Annual Meeting, please call Shareholder Services at 1-505-241-2868.

INFORMATION ABOUT OUR CORPORATE GOVERNANCE

Corporate Governance Principles

In recognition of the importance of governance to the proper management of the Company, the Board has organized the various governance policies adopted and practiced over the years into a consolidated Corporate Governance Principles document so that investors, employees, customers, regulators and the community may be aware of the policies followed by the Company. These principles have been approved by the full Board after analysis of policy considerations and peer benchmarks. With the goal of incorporating evolving best corporate governance principles, the Board requires the Nominating Committee to review the principles at least annually and recommend changes from time to time for consideration and adoption by the full Board.

The Corporate Governance Principles document can be found on PNM Resources' website at www.pnmresources.com (under Governance and Ethics). The principles document sets forth key practices and addresses the following:

Responsibilities of the Board Process for Director Nominations Director Qualifications Director Independence Planning/Oversight Functions	Stock Ownership Guidelines Director Service Director Compensation Leadership Structure

Code of Ethics

The Company has adopted a code of ethics, Do the Right Thing-Principles of Business Conduct, which applies to all directors, officers (including the principal executive officer, principal financial officer and principal accounting officer) and employees. Do the Right Thing is available in print to any shareholder who requests it by writing to the Ethics and Governance Department, PNM Resources, Inc., Corporate Headquarters, MS-1285, Albuquerque New Mexico 87102. Do the Right Thing is also available on our website at www.pnmresources.com (under Governance and Ethics). The Company will post any amendments to or waivers from its code of ethics (to the extent applicable to the Company's executive officers and directors) at this location on its website.

Concerns relating to financial statement disclosures, accounting, internal accounting controls, or auditing matters, and other matters involving violations of law are handled in accordance with the complaint procedures, adopted by the Audit Committee, that are posted on the Company's website at www.pnmresources.com (under Governance and Ethics). The Company also established an anonymous/confidential hotline through which employees and others may report concerns about the Company's business practices.

Majority Voting for Directors

Our articles and bylaws provide for the annual election of directors. As discussed above on page 3, each director must receive the affirmative vote of a majority of our shares of common stock represented at the meeting and entitled to vote on the election.

Our Corporate Governance Principles also provide that any nominee in an uncontested election who does not receive the required affirmative majority vote must promptly submit his or her resignation for consideration by the Nominating Committee which shall make a recommendation to the full Board within a reasonable period of time. The director whose resignation is under consideration will abstain from participating in the Nominating Committee's recommendation and the Board's decision on this matter. If a resignation is not accepted by the Board, the director may continue to serve. Directors added to the Board during the course of the year will stand for election at the next annual meeting of shareholders.

In addition to the annual election of directors, the Board's accountability to shareholders is enhanced by:

•	the rigorous nomination process conducted by the Nominating Committee (which includes consideration of director candidates proposed by shareholders), and

•	the Board's policy that a substantial majority of the Board be independent and that all Board committees consist of independent members.

Director Independence

In accordance with the Company's Corporate Governance Principles, the Board has affirmatively determined that all of the current directors, except Patricia K. Collawn, are independent of PNM Resources and its management. Ms. Collawn is considered an inside director because of her employment as the President and CEO of the Company.

In determining the independence of the remaining eight non-employee members of the Board, the Board examined all direct and indirect relationships of these non-employee directors with the Company and determined that all such relationships complied with the specific independence criteria under applicable law, including the NYSE listing standards. In addition, the only direct or indirect relationships between PNM Resources and each current non-employee director nominee consisted of service on the Board or a Board committee, being a shareholder or a retail utility customer of the Company, or were indirect relationships that were determined to be immaterial in amount and significance.

Board Leadership Structure and Lead Director

We believe the Company and its shareholders are best served by a Board that has the flexibility to establish a leadership structure that fits the needs of the Company at a particular point in time. Under the Company's Corporate Governance Principles and bylaws, the Board has the authority to combine or separate the positions of Chairman and CEO, as well as to determine whether, if the positions are separated, the Chairman should be an employee, non-employee, or an independent director.

The Board believes the most effective leadership structure for the Company at this time is one with a combined Chairman and CEO and an independent lead director. The Chairman is Patricia K. Collawn, our President and CEO. Combining the roles of Chairman and CEO: 1) enhances the Board's ability to provide strategic direction and communicate clearly and effectively with management; and 2) avoids creating a structure that would only duplicate the work of our lead director, Julie A. Dobson. Ms. Collawn's knowledge of our utilities and our industry, and her experience successfully navigating our company out of the competitive businesses and through a challenging period make her best suited to speak as Chairman and CEO and provide strong unified leadership for PNM Resources.
The position of lead director and role of our Board committees (comprised entirely of independent directors) are designed to promote strong, independent oversight of our management and affairs. Our lead director performs the following functions:

•	approving Board meeting agendas and information sent to the Board;

•	approving meeting schedules to ensure sufficient time for discussion of all agenda items;

•	chairing all meetings of the independent directors, including executive sessions of the independent directors, and presiding at all meetings of the Board in the absence of the Chairman;

•	working with committee chairs to ensure coordinated coverage of Board responsibilities;

•	ensuring the Board is organized properly and functions effectively, independent of management;

•	in consultation with the Board, being authorized to retain independent advisors and consultants on behalf of the Board;

•	facilitating the annual self-evaluation of the Board and Board committees;

•	serving as a liaison for communications between (1) management and the independent directors and (2) the Board and the Company's shareholders and other interested parties; and

•	performing such other duties as the Board may from time to time delegate.

The lead director is elected by the independent directors who review the role and functions of the lead director on an annual basis.

The lead director, with the above described duties, facilitates independent oversight of management. The balance of the lead director and combined Chairman/CEO positions ensures that the Board receives the information, experience and direction to effectively govern. Further, the Board believes that having Ms. Collawn serve in the combined role of PNMR Chairman and CEO is in the best interests of our shareholders because:

•
Ms. Collawn's thorough understanding of the particular challenges facing the regulated utility industry and the need to balance various stakeholder interests is critical at both the management and Board level and she is uniquely qualified to identify key strategic risks; and

•	Ms. Collawn's combined role promotes unified leadership and direction and conveys the Board's confidence in her leadership to shareholders, customers and other stakeholders.

Board's Role in Risk Oversight

PNM Resources' management is responsible for managing risk and bringing the most material risks facing the Company to the Board's attention. The Board has oversight responsibility for the processes established to identify, assess, mitigate, and monitor material risks applicable to the Company. Throughout the year, the Board reviews briefing materials developed through the Company's enterprise risk management program regarding the potential significant risks facing the Company. Each significant strategic risk is overseen by the full Board, with all its experience and expertise, in order to facilitate more effective integrated risk and strategy oversight.

In addition to oversight of strategic risks, the Board oversees the appropriate allocation of responsibility for oversight of specific risks among the committees of the Board. Over the past several years, Board committees have played an important role in risk oversight. For example, the Finance Committee reviews and recommends to the full Board the Company's capital structure and oversees the Company's management of risks associated with capital availability, liquidity and costs thereof. In addition, the Finance Committee monitors the execution of the Company's energy supply, sales, and hedging programs. The Audit Committee plays a central role in overseeing the integrity of the Company's financial statements and reviewing and approving the performance of the Company's internal audit function and independent accountants. The Audit Committee is also regularly briefed on the Company's cybersecurity risks and risk mitigation programs. The Nominating Committee oversees risks related to succession planning for the Board, and the Compensation Committee oversees risks related to succession planning for Company officers. The full Board annually reviews the CEO succession planning process. In addition, the Compensation Committee considers risks related to the attraction and retention of talent, risks related to the design of compensation programs and arrangements, and monitors the design and administration of the Company's overall incentive programs to ensure that they incentivize strong individual and group performance and include appropriate safeguards to avoid unintended or excessive risk-taking by Company employees.

The Board does not believe that its leadership structure (i.e. combining the Chairman and CEO roles, coupled with an independent lead director) affects its ability to effectively oversee risk management because a substantial majority of the Board is comprised of independent directors, each committee is comprised entirely of non-management independent directors, and the roles of the lead director and committees are designed to provide effective oversight of management.

Communication with the Board

Shareholders wishing to communicate with the Board, or with a specific director, may do so by writing to the Board, or to the particular director, and delivering the communication in person or mailing it to: Board of Directors, c/o Corporate Secretary, PNM Resources, Inc., Corporate Headquarters, MS-1245, Albuquerque, New Mexico 87102. All shareholder communications will be relayed to the Board of Directors or an appropriate committee of the Board. If the shareholder desires to communicate a concern directly with the Board without initial review by the Corporate Secretary, the concern should be submitted in writing, in a sealed envelope addressed to the Board, in care of the Corporate Secretary, with a notation indicating that it is to be opened only by the Board. The Corporate Secretary shall promptly forward the unopened envelope to the Board. From time to time, the Board may change the process for shareholder communications with the Board or its members. Please refer to the Company's website www.pnmresources.com (under Governance and Ethics) for any changes in this process.

Shareholders and other interested parties wishing to communicate directly with the lead independent director or with the non-management or independent directors as a group may do so by writing to Lead Independent Director, c/o Corporate Secretary, PNM Resources, Inc., Corporate Headquarters, MS-1245, Albuquerque, New Mexico 87102.

Director Service Policy

Our Director Service Policy provides that directors will not serve more than 12 years on the Board absent certain conditions. The policy requires directors serving more than 12 years, employee directors who leave the Company, and directors who undergo a significant change in their business or professional career to submit resignations to the Board for acceptance at such time as the Board deems appropriate. The policy can be found on page 7 of the Corporate Governance Principles found on the Company's website at www.pnmresources.com (under Governance and Ethics).

Equity Compensation Awards Policy

The Board adopted the Equity Compensation Awards Policy to govern the granting of all forms of equity compensation. The policy provides that equity compensation awards shall only be made in compliance with the PEP and applicable laws and regulations. The PEP prohibits option repricing, incorporates, as a general rule, a “double trigger” vesting rule in connection with a change in control, and contains a “clawback” provision subjecting awards to potential forfeiture to the fullest extent called for by applicable law or Company policy. The Equity Compensation Awards Policy provides that equity compensation awards are prospective only and sets forth additional good governance procedures for making equity awards when the regular schedule for the grant of equity compensation falls within a black-out period for trading in the Company's securities under PNM Resources' Insider Trading Policy. The Equity Compensation Awards Policy is available on our website at www.pnmresources.com (under Governance and Ethics).

The Company conducts an annual review of equity compensation awards to ensure compliance with the requirements of the Equity Compensation Awards Policy.

Related Person Transaction Policy

On February 13, 2007, the Board approved the “Policy and Procedures Governing Related Party Transactions,” which is posted on our website at www.pnmresources.com (under Governance and Ethics). The policy provides that all transactions with executive officers, directors or greater than 5% shareholders or any immediate family member of any of the foregoing (collectively referred to as “related persons”), where the aggregate amount involved is expected to exceed $120,000 per year, are subject to pre-approval or ratification by the Nominating Committee, or by the Board or another committee in the normal fulfillment of their respective charters and responsibilities. In determining whether to approve such transactions, the Nominating Committee will consider, among other factors, the extent of the related person's interest in the transaction; the availability of other sources of comparable products or services; whether the terms are no less favorable than terms generally available in unaffiliated transactions under like circumstances; the benefit to the Company; and the aggregate value of the transaction at issue. Since January 1, 2012, PNM Resources has not participated, and has no current plans to participate, in any transactions in which any related person has a material interest that would be subject to pre-approval under this policy or otherwise be reportable under applicable SEC Rules.

ADDITIONAL INFORMATION ABOUT OUR BOARD AND BOARD COMMITTEES

Board Meetings

The Chairman of the Board presides at all meetings of the shareholders and of the full Board. As discussed above under “Board Leadership Structure and Lead Director,” the lead independent director chairs meetings of the independent directors and assumes other duties designed to support the Board's independent oversight of management. The lead independent director is nominated and approved by the independent directors annually. The independent directors meet at least four times a year without management present and will meet more often as the need arises. Julie A. Dobson has served as the lead independent director since February 2012.

In 2012, the full Board met seven times. The independent directors held six regularly scheduled meetings in 2012 and one additional special meeting. Attendance in 2012 at full Board and committee meetings was 99%.

Directors are expected to attend the Annual Meeting, and as stated in the Corporate Governance Principles, directors are responsible for attending all director meetings and for reviewing materials provided in advance of each meeting. Directors are expected to actively participate in Board and committee meetings. All directors attended the 2012 Annual Meeting held on May 15, 2012.

Board Committees and their Functions

The Board has four current standing committees: the Audit and Ethics Committee (or Audit Committee), the Compensation and Human Resources Committee (or Compensation Committee), the Finance Committee, and the Nominating and Governance Committee (or Nominating Committee). All committee members are independent directors.

Each committee has a written charter that addresses the committee's purpose and responsibilities. All current committee charters can be found at www.pnmresources.com (under Governance and Ethics), and are available in print without charge to any shareholder who requests it. The charters comply with applicable NYSE Listing Standards.

The table below provides 2012 membership and meeting information for each of the four Board Committees.

Name	Audit & Ethics	Nominating & Governance	Finance	Compensation & Human Resources
A. E. Archuleta		x*	x
J. A. Dobson**	x			x
A.J. Fohrer	x			x
R. R. Nordhaus	x	x
M. T. Pacheco(y)	x			x
B. S. Reitz		x	x
D. K. Schwanz			x*	x
B. W. Wilkinson	x*		x
J. B. Woodard		x		x*
# Meetings in 2012	8	4	4	5
# Executive Sessions in 2012	6	—	—	4
*Committee Chair
**Lead Independent Director
(y)This table reflects the 2013 membership of Board committees except that, upon Mr. Pacheco's retirement from the Board on May 9, 2013, the Audit and Compensation committees will each consist of four independent, non-employee directors.

A summary of each standing committee's responsibilities is included below:

Audit and Ethics Committee

Functions:
Five independent, non-employee directors during 2012.
Oversees the integrity of the Company's financial statements, system of disclosure and internal controls regarding finance, accounting, legal, compliance and ethics that management and the Board have established.
Ensures compliance with legal and regulatory requirements by the Company.
Assesses and ensures the independent accountant's qualifications and independence.
Reviews and approves the performance of the Company's internal audit function and independent accountants.
Approves independent accountant services and fees for audit and non-audit services.
Oversees the Company's management of risks as assigned by the Board.

Charter:
A current copy of the Audit Committee Charter may be found on the Company's website at www.pnmresources.com (under Governance and Ethics). The Audit Committee Charter prohibits any committee member from serving on the audit committees of more than two other publicly traded companies.

Evaluation:	The Audit Committee conducted an evaluation of its performance in 2012.
Financial Expert:
The Board has unanimously determined that all Audit Committee members are financially literate. In addition, Ms. Julie A. Dobson, Mr. Alan J. Fohrer and Mr. Bruce W. Wilkinson qualify as “audit committee financial experts” within the meaning of SEC regulations.

Compensation and Human Resources Committee

Functions:
Five independent, non-employee directors (including meeting the outside director rules under Section 162(m) of the Tax Code) during 2012.
Recommends the compensation philosophy, guidelines, and equity-based compensation for officers (emphasizing rewarding long-term results and maximizing shareholder value).
Establishes an appropriate compensation program for the CEO and reviews and approves corporate goals and objectives relevant to CEO compensation.
Evaluates CEO performance in light of corporate goals and objectives.
Reviews and recommends to the independent directors, the CEO's annual compensation level and components.
Reviews and approves all components of compensation and stock ownership guidelines for all senior officers, giving due consideration to the CEO's recommendations.
Oversees and approves guidelines for all other employee compensation programs.
Oversees the Company's management of risks as assigned by the Board

Charter:	A current copy of the Compensation Committee Charter may be found on the Company's website at www.pnmresources.com (under Governance and Ethics).
Interlocks:	No member of the Compensation Committee had a relationship during 2012 that requires disclosure as a compensation committee interlock or as insider participation.
Evaluation:	The Compensation Committee conducted an evaluation of its performance of the above functions in 2012.
Finance Committee

Functions:
Four independent non-employee directors.
Reviews and recommends to the Board the Company's capital structure and financial strategy, including dividend policy.
Oversees the Company's financial performance, capital expenditures and investment procedures and policies.
Oversees the Company's investments in subsidiaries.
Oversees the Company's management of risks as assigned by the Board.

Charter:	A current copy of the Finance Committee Charter may be found at www.pnmresources.com (under Governance and Ethics).
Evaluation:	The Finance Committee conducted an evaluation of its performance in 2012.

Nominating & Governance Committee

Functions:
Four independent non-employee directors.
Recommends candidates for election to the Board.
Develops policy on composition and size of the Board, as well as director tenure.
Develops director independence standards consistent with applicable laws or regulations.
Oversees the performance evaluation of the Board.
Recommends applicable revisions to the corporate governance principles.
Recommends Board compensation levels and stock ownership guidelines.
Oversees the Policy and Procedure Governing Related Party Transactions.
Oversees the Company's management of risks as assigned by the Board.

Charter:	A current copy of the Nominating Committee Charter may be found at www.pnmresources.com (under Governance and Ethics).
Interlocks:	No member of the Nominating Committee had a relationship during 2012 that requires disclosure as a director compensation committee interlock or as insider participation.
Evaluation:	The Nominating Committee conducted an evaluation of its performance of the above functions in 2012.

The Nominating Committee will consider director candidates proposed by shareholders. Director candidates recommended by shareholders will be evaluated against the same criteria as nominees submitted by the Nominating Committee. Candidates must be highly qualified and exhibit both willingness and interest in serving on the Board. Candidates should represent the interests of all shareholders and not those of a special interest group. A shareholder wishing to nominate a candidate should forward the candidate's name and a detailed description of the candidate's qualifications, appropriate biographical information and signed consent to serve to the Secretary of the Company, taking into consideration the criteria for new directors:

• directors should be individuals of the highest character and integrity and have inquiring minds, vision and the ability to work well with others and exercise good judgment;
• directors should be free of any conflict of interest which would violate any applicable law or regulation or interfere with the proper performance of the responsibilities of a director;
• directors should possess substantial and significant experience which would be of particular importance to the Company in the performance of the duties of a director;
• directors should have sufficient time available to devote to the affairs of the Company in order to carry out the responsibilities of a director;
• directors should have the capacity and desire to represent the balanced, best interests of the shareholders as a whole and not primarily a special interest group or constituency; and
• each director's ownership interest should increase over time, consistent with the stock ownership guidelines and applicable insider trading restrictions, so that an appropriate amount of stock is accumulated.

Nominations:
General Board attributes and director qualifications can also be found on page 3 of the current Corporate GovernancePrinciplesdocument posted at www.pnmresources.com (under Governance and Ethics).

In addition, please see “Shareholder Proposals for the Year 2014 Annual Meeting” on pages 5-6 above for information on how to submit a shareholder proposal for nomination of a director candidate in accordance with our bylaws and applicable SEC rules.

The Nominating Committee and the Board have no formal policy regarding diversity in recruiting directors. However, the Nominating Committee does consider diversity in identifying nominees for a balanced board with varied expertise including having accounting or related financial management expertise. For example, in the past, efforts were made to recruit more female nominees and to recruit candidates from Texas and New Mexico to reflect the geographic market served by the Company and its utility subsidiaries, PNM and TNMP. In addition, the Nominating Committee seeks to recruit nominees who will represent the balanced, best interests of the shareholders as a whole rather than special interest groups or constituencies.

DIRECTOR COMPENSATION

Elements of Director Compensation

The Nominating Committee recommends non-employee director compensation levels and stock ownership guidelines for review and approval by the full Board. Ms. Collawn, our Chairman, President and CEO, is the only salaried employee serving on the Board and she receives no additional compensation for her Board service.

The general policy of the Board is to provide a reasonable director compensation package that will attract and retain highly qualified non-employee directors. The Nominating Committee reviews and compares the form and amount of director compensation on an annual basis to consider trends in director compensation and to recommend a total compensation amount that approximates the median of non-employee director compensation in similarly situated utility and energy companies, such as the PNMR Peer Group described on page 35 of this proxy statement.

As discussed in the 2012 proxy statement, director compensation was increased in 2011 to better reflect the median of the PNMR Peer Group. Meridian became the independent consultant retained directly by the Nominating Committee in July 2011. Meridian reviewed the analysis done for 2011 compensation and concluded that no further analysis was required to support making no changes for 2012 compensation. In December 2011, after discussing Meridian's recommendation, the Nominating Committee recommended and the Board approved making no changes to director compensation for 2012. Thus, the 2012 annual retainer for non-employee directors consisted of the following cash and stock based compensation:

Annual Retainer:	$52,500 in cash Restricted stock rights(1) with a market value of $55,000(2)
Annual Lead Director Fee:	$15,000
Annual Audit Committee Chair Fee:	$10,000
Annual Other Committee Chair Fee:	$ 5,000
Attendance Fees:	$1,500 per Board Committee meeting; $0 per Board meeting

In addition, all directors were reimbursed for any board-related expenses, such as travel expenses incurred to attend Board and Committee meetings and director education programs sponsored by educational and other institutions. Further, directors are indemnified by PNMR to the fullest extent permitted by law pursuant to PNMR's bylaws and indemnification agreements between the Company and each director. No retirement or other benefit plans are available to directors.

(1)
Restricted stock rights granted under the PEP vest in three equal annual installments beginning on the first anniversary of the grant date, subject to vesting acceleration upon retirement from the Board. These awards are typically made at the annual meeting of directors, unless the meeting occurs during a black-out period for trading in the Company's securities as specified in the Company's Insider Trading Policy. As set forth under the Equity Compensation Awards Policy, under those circumstances, the Board will either (a) schedule a special meeting after the expiration of the black-out period, (b) make awards pursuant to a unanimous written consent executed after the expiration of the black-out period, or (c) pre-approve the equity awards with an effective date after the expiration of the black-out period. The date of the awards is the date on which the Board approves the awards, unless (i) the approval date is a non-trading day, in which case the date is the immediately preceding trading date or (ii) in the case of pre-approval during a black-out period, in which case the grant date is the first trading date after the expiration of the black-out period.

(2)
The amount of restricted stock rights is determined by dividing $55,000 by the closing price of our stock on the NYSE on the day of the grant. Thus, 3,062 restricted stock rights were granted on May 15, 2012, based on the closing price on that date of $17.96 per share.

In 2012, Meridian prepared an analysis of director compensation comparing our compensation to the median of the updated 18 member peer group used for 2012 analysis of 2013 executive compensation (described in footnote on page 36) and to the median of a “general industry” subset of 84 companies with revenues between $1.0-$2.5 billion in the 2012 Meridian Compensation General Industry Outside Director Database. The analysis showed that our director compensation was below the median of both comparator groups. After reviewing Meridian's analysis and recommendations, in December 2012, the Nominating Committee recommended and the Board approved making the following changes to director compensation for 2013: (1) increasing the lead independent fee from $15,000 to $20,000 and the Compensation Committee chair fee from $5,000 to $10,000, and (2) increasing the market value of the annual retainer equity award of restricted stock rights from $55,000 to $65,000.

Stock Ownership and Retention Guidelines for Directors

The Board believes directors should be shareholders and have a financial stake in the Company to help align director financial interests with the financial interests of the Company's longer term shareholders. The Board requires newly elected directors to attain a significant level of Company stock ownership over a reasonable period of time.

The Nominating Committee is responsible for recommending Board compensation levels and stock ownership and retention guidelines to the Board for approval. In 2012, the Board adopted revised stock ownership guidelines which provide that non-employee directors will hold an amount of shares (including unvested restricted stock rights) equal to five times the annual cash retainer within a reasonable period of time. In addition, each director is required to hold 100% of all vested restricted stock rights until his or her holdings exceed five times the annual cash retainer. Further, directors must also hold all restricted stock awards for a period of six months after termination of Board service or until the Director achieves the holding requirements. We believe these holding guidelines are appropriate because they approximate the holding requirements of the PNMR Peer Group. The directors have met or are making good progress toward meeting their holding requirements under the guidelines. Similar stock ownership guidelines have been developed for executives and are discussed further below on page 37.

The guidelines are reviewed periodically for any appropriate changes and can be found on page 7 of the Corporate Governance Principles document available on the PNM Resources' website at www.pnmresources.com (under Governance and Ethics).

Summary of Non-Employee Director Compensation in 2012

The following table summarizes the total compensation paid or earned by each of the non-employee directors for the year ended December 31, 2012.

DIRECTOR COMPENSATION

Name[1]	Fees Earned Or Paid In Cash ($)[2]	Stock Awards ($)[3]	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
A.E. Archuleta	69,500	53,218	—	—	—	—	122,718
J.A. Dobson	85,750	53,218	—	—	—	—	138,968
A.J. Fohrer	54,375	53,218	—	—	—	—	107,593
R. R. Nordhaus	69,000	53,218	—	—	—	—	122,218
M.T. Pacheco	72,000	53,218	—	—	—	—	125,218
B.S. Reitz	64,500	53,218	—	—	—	—	117,718
D. K. Schwanz	71,000	53,218	—	—	—	—	124,218
B.W. Wilkinson	78,000	53,218	—	—	—	—	131,218
J.B. Woodard	74,750	53,218	—	—	—	—	127,968

1 Patricia K. Collawn does not receive any director compensation, as she is an employee, i.e., President and CEO.
2The following table provides additional information about fees earned or paid in cash to non-employee directors in 2012:

Name	Annual Retainer ($)	Committee Chair Fee ($)	Committee Meeting Fees ($)	Lead Independent Director Fee ($)	Total ($)
A. E. Archuleta	52,500	5,000	12,000	—	69,500
J. A. Dobson	52,500	2,500	19,500	11,250	85,750
A. J. Fohrer	39,375	—	15,000	—	54,375
R. R. Nordhaus	52,500	—	16,500	—	69,000
M. T. Pacheco	52,500	—	19,500	—	72,000
B. S. Reitz	52,500	—	12,000	—	64,500
D. K. Schwanz	52,500	5,000	13,500	—	71,000
B. W. Wilkinson	52,500	7,500	18,000	—	78,000
J. B. Woodard	52,500	7,500	13,500	3,750	74,750

3Represents the grant date fair value of $17.38 per restricted stock right calculated in accordance with FASB ASC Topic 718 of the 3,062 restricted stock rights awarded under the PEP to each non-employee director on May 15, 2012. The assumptions used in determining the grant date fair value of restricted stock rights are set forth in Note 13 of the consolidated financial statements in PNMR's Annual Report on Form 10-K for the year ended December 31, 2012. As of December 31, 2012, each non-employee director listed in the above table had 6,707 outstanding restricted stock rights, except Mr. Fohrer, who joined the Board in March 2012, had 3,062. The actual value that a director may realize on the vesting of the restricted stock will depend on the market price of our common stock at the date of vesting. The restricted stock rights granted under the PEP vest in three equal annual installments beginning on the first anniversary of the grant, subject to vesting acceleration upon retirement. As discussed above under “Stock Ownership and Retention Guidelines for Directors,” directors will hold 100% of the annual restricted stock award until they hold stock equal to the required multiple of annual cash retainer. This amount of restricted stock is held until six months after termination of Board service or until the Director achieves the holding requirements.

OWNERSHIP OF OUR COMMON STOCK

Five Percent Shareholders

The following table contains information regarding the only persons and groups we know of that beneficially owned more than 5% of our common stock based on reports filed by such persons with the SEC as of March 20, 2013.

	Voting Authority			Dispositive Authority
Name and Address	Sole	Shared	None	Sole	Shared	Total Amount	Percentage of Class
BlackRock, Inc. (1) 40 East 52nd Street New York, NY 10022	7,161,812	—	—	7,161,812	—	7,161,812	8.99%
FMR LLC (2) 82 Devonshire Street Boston, MA 02109	182,600	—	—	6,684,300	—	6,684,300	8.392%
GAMCO Investors, Inc. et al (3) One Corporate Center Rye, NY 10580-1435	(3)	—	—	(3)	—	6,637,479	8.33%
The Vanguard Group, Inc. (4) 100 Vanguard Blvd. Malvern, PA 192355	135,276	—	—	6,220,343	119,476	6,339,819	7.95%
Franklin Resources, Inc. (5) One Franklin Parkway San Mateo, CA 94403-1906	—	—	—	—	—	4,088,250	5.1%
(1) As reported on Schedule 13G/A filed February 1, 2013 with the SEC by BlackRock, Inc. as the parent holding company or control person of twelve subsidiaries.
(2) As reported on Schedule 13G/A filed February 14, 2013 with the SEC by FMR LLC. The filing reported that FMR LLC beneficially owned 6,684,300 shares (8.392%) and had sole voting power for 182,600 shares and had sole dispositive power for 6,684,300 shares. The filing also reported that (a) (1) Fidelity Management and Research Company (“Fidelity”), as a wholly owned subsidiary of FMR LLC and a registered investment advisor, is the beneficial owner of 6,497,800 shares (8.158%) as a result of acting as investment advisor to certain companies, and (2) Edward C. Johnson, 3d and FMR LLC, through its control of Fidelity, and the funds each has sole power to dispose of the 6,497,800 shares owned by the funds and (b) neither FMR LLC nor Edward C. Johnson 3d,  Chairman of FMR LLC, has the sole power to vote or direct voting of shares owned directly by the Fidelity Funds and Fidelity carries out the voting of the shares under written guidelines established by the Funds' Boards of Trustees.
(3) As reported on Schedule 13D/A filed November 14, 2011 with the SEC by GAMCO Investors, Inc. et al. This filing reported that Gabelli Funds, LLC beneficially owned 3,053,379 shares (3.83%) with sole voting and sole dispositive power; GAMCO Asset Management Inc. beneficially owned 3,267,300 shares with sole voting power and 3,574,100 shares (4.49%) with sole dispositive power; and MJG-IV Limited Partnership beneficially owned 10,000 shares (0.01%) with sole voting and dispositive powers. The filing reported that Mario J. Gabelli is deemed to have beneficial ownership of the securities beneficially owned by each of the foregoing persons. As additional information, on February 13, 2013 (1) GAMCO Investors, Inc. filed a Form 13F with the SEC reporting sole investment discretion for 3,084,150 shares, sole voting authority for 2,817,650 shares and no voting authority for 266,500 shares; and (2) Gabelli Funds, LLC filed a Form 13F with the SEC reporting sole investment discretion and sole voting authority for 3,035,000 shares (representing a combined total of 6,119,150 shares with sole investment discretion).
(4) As reported on Schedule 13G/A filed February 11, 2013 with the SEC by The Vanguard Group, Inc.
(5) As reported on Schedule 13G/A filed February 6, 2013 with the SEC by Franklin Resources, Inc. (“FRI”). The filing reported that Charles B. Johnson and Rupert H. Johnson, Jr. each own in excess of 10% of the outstanding stock of FRI and are the principal stockholders of FRI, and that FRI and its principal stockholders may be deemed to be the beneficial owners of PNMR common stock held by persons or entities for whom or for which FRI subsidiaries provide investment management services. The filing reported that FRI and its principal shareholders disclaim any pecuniary interest in any of such securities.

Executive Officers and Directors

The Board believes that our directors and executive offices should be shareholders and have a significant long-term financial stake in the Company. The stock ownership guidelines for directors and officers are discussed on pages 14 and 37 of this proxy statement. The following table shows the amount of PNM Resources common stock owned by the Company's directors, the named executive officers, and our directors and executive officers as a group as of March 20, 2013.

Name	Amount and Nature of Shares Beneficially Owned (a)
	Aggregate No. of Shares Held (b)	Right to Acquire within 60 Days (c)	Percent of Shares Beneficially Owned
Non-Employee Directors:
Adelmo E. Archuleta	16,525	20,407	*
Julie A. Dobson	19,473	20,407	*
Alan J. Fohrer	3,000	3,062	*
Robert R. Nordhaus	8,573	9,757	*
Manuel T. Pacheco	12,055	18,356	*
Bonnie S. Reitz	6,223	17,690	*
Donald K. Schwanz	12,323	8,707	*
Bruce W. Wilkinson	13,910	7,707	*
Joan B. Woodard	14,595	20,407	*

NEOs :
Patricia K. Collawn	139,338	292,703	*
Charles N. Eldred	58,413	88,194	*
Patrick V. Apodaca	28,826	27,123	*
Ronald N. Darnell	12,765	10,055	*
Ronald E. Talbot	4,682	12,727	*
Directors and Executive Officers as a Group (14)	350,701	557,302	1.14%
(a) Beneficial ownership means the sole or shared power to vote, or to direct the voting of a security and/or investment power with respect to a security.
(b) The amounts shown are shares held in the individual's name, individually or jointly with others, or in the name of a bank, broker, or nominee for the individual's account, and also include the number of restricted stock rights held by each director and officer.
(c) The number of shares directors and executive officers have a right to acquire through (1) stock option exercises within 60 days after March 19, 2013, (2) potential accelerated vesting (upon retirement or disability) under the PEP of restricted stock right awards, and (3) the number of shares that executive officers have a right to acquire through the ESP II upon the participant's termination of employment. As of the most recent plan statements, the number of shares reported in this column include the following ESP II share rights held by our NEOs: P. K. Collawn - 67,725, C. N. Eldred - 6,163, and R. E. Talbot - 5,658.

*Less than 1% of PNM Resources outstanding shares of common stock.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires PNM Resources' executive officers and directors to file certain reports of ownership and changes in ownership with the SEC within two business days of a transaction. We believe all executive officers' and directors' applicable filing requirements were met.

 PROPOSAL 1: ELECT NINE DIRECTORS
(PROPOSAL 1 ON YOUR PROXY CARD)

GENERAL INFORMATION

Nine (9) incumbent director nominees are seeking election to the Board for one-year terms at this year's annual meeting. Currently, there are no vacancies as the Board fixed the number of directors at nine, effective May 9, 2013.

Pursuant to the Director Service Policy, Dr. Pacheco will complete his current term and will not stand for election at the Annual Meeting of Shareholders on May 9, 2013. We sincerely acknowledge his dedication, engagement, and contributions to the Company during his tenure.

Each nominee has consented to being nominated and to serve if elected. In the unlikely event that any nominee becomes unable to serve for any reason, the proxies will be voted for a substitute nominee selected by the Board upon the recommendation of the Nominating Committee. Alternatively, the seat will remain vacant if a substitute nominee is not selected prior to the Annual Meeting.

All of the director nominees are independent directors, except Ms. Collawn, our Chairman, President and CEO. As shown by the following biographies, each nominee has valuable skills and experiences that, taken together, provide us with the variety and depth of knowledge and judgment necessary to provide effective oversight of our electric utility and related businesses. The noted age of each director is as of March 28, 2013.

Directors Nominated This Year For One Year Terms Expiring in 2014

Adelmo E. Archuleta
Director since July 15, 2003

President and Owner, Molzen-Corbin & Associates, Inc., a New Mexico consulting engineering and architecture firm, since 1982

Mr. Archuleta, age 62, is a resident of Albuquerque, New Mexico. He joined Molzen-Corbin & Associates in 1975 and has led the firm as its President and Chief Executive Officer since 1982. Other directorships include: Bank of Albuquerque, New Mexico Mutual Casualty, and the Greater Albuquerque Chamber of Commerce. Mr. Archuleta earned his Masters degree in Civil Engineering from New Mexico State University and was awarded an Honorary Doctorate by his alma mater, New Mexico State University, in 2010.

Specific Qualifications / Attributes:

•	CEO and board experience
•Engineering background and experience
•Public policy experience and knowledge of political environment
•Community engagement
•Business background and experience

Patricia K. Collawn
Director since March 1, 2010

Chairman, President and CEO, PNM Resources, Inc., since January 1, 2012
President and CEO, PNM Resources, Inc., March 1, 2010-December 31, 2011
President and Chief Operating Officer, PNM Resources, Inc., August 11, 2008-February 28, 2010
Utilities President, PNM Resources, Inc., June 25, 2007-August 10, 2008
President and CEO, Public Service Company of Colorado, October 2005-June 5, 2007

Ms. Collawn, age 54, is a resident of Albuquerque, New Mexico, and is Chairman, President and CEO of PNM Resources and PNM, and Chairman and CEO of TNMP. Ms. Collawn has more than 20 years of utility experience. Other directorships in addition to various Company subsidiaries include CTS Corporation. She is also the former Chair of the Greater Albuquerque Chamber of Commerce and Chair of United Way of Central New Mexico. Ms. Collawn earned her MBA from Harvard University.

Specific Qualifications / Attributes:

•	CEO and COO experience
•Business background and experience
•Extensive utility and energy industry expertise and leadership
•Federal electric, natural gas and environmental regulatory experience

Julie A. Dobson
Director since July 16, 2002

Chairman, TeleBright Corp., a telecommunications decision-support technology company, since 2002
Chief Operating Officer, TeleCorp PCS, 1998-2002

Ms. Dobson, age 56, is a resident of Potomac, Maryland, and was Chief Operating Officer and one of the founding principals of TeleCorp PCS, a wireless/mobile phone company serving more than a million customers when sold to AT&T Wireless. Ms. Dobson served in a variety of leadership positions during an almost 20-year career in what became Verizon Communications, starting in sales with Bell of Pennsylvania, and concluding as president of one of the company's non-regulated businesses, Bell Atlantic Mobile (New York). Through her present and past service on boards of other public companies, Ms. Dobson adds to our Board's experience and knowledge base relating to governance best practices. Other directorships include: American Water Works Company, Voorhees, New Jersey; and Radio Shack Corporation, Fort Worth, Texas. She previously served as non-executive chairman and director of LCC International, Inc., McLean, Virginia. Ms. Dobson currently serves as the lead director of the independent directors' meetings. The Board has determined that Ms. Dobson qualifies as an “audit committee financial expert” as defined by the SEC regulations. Ms. Dobson earned her MBA from the University of Pittsburgh and a Bachelor of Science degree from the College of William and Mary.

Specific Qualifications / Attributes:

•	CFO, COO and Board experience
•“Financial expert” under SEC regulations
•Finance educational background
•Technology background
•Business background and experience in regulated and non-regulated corporations

Alan J. Fohrer
Director since March 1, 2012

Retired Chairman and CEO, Southern California Edison, June 27, 2007-December 31, 2010
CEO, Southern California Edison, January 1, 2002-June 26, 2007

Mr. Fohrer, age 62, is a resident of Arcadia, California. On December 31, 2010, he retired as Chairman and CEO of Southern California Edison (“SCE”), one of the largest electric utilities in the United States. During his 37-year career at SCE, Mr. Fohrer gained extensive knowledge and experience in every aspect of the utility business.

Over the past ten years, Mr. Fohrer represented the electric utility industry in significant regulatory and legislative proceedings. He co-chaired the Edison Electric Institute's Energy Delivery and Reliability Committees and also served on the Boards of Directors of the Institute of Nuclear Power Operations and the California Chamber of Commerce.

Other directorships include: lead director at MWH, Inc.; Blue Shield of California; Osmose Utility Services, Inc.; and TransAlta Corporation. He served on the board of Duratek, a publicly held nuclear services company, prior to its acquisition by Energy Solutions. Mr. Fohrer is a member of the Viterbi School of Engineering Board of Councilors for the University of Southern California, the San Gabriel Valley Council of the Boy Scouts of America, and the California Science Center Foundation and the Huntington Library Overseers. The Board has determined that Mr. Fohrer qualifies as an “audit committee financial expert” as defined by the SEC regulations. Mr. Fohrer earned his BSc and MSc degrees in Civil Engineering from the University of California and received an MBA from California State University Los Angeles.

Specific Qualifications / Attributes:

•Extensive Board experience, including Board Chairman
•"Financial expert" under SEC regulations
•Former CEO of one of the largest U.S. electric utilities
•Extensive utility and energy industry expertise and leadership
•Extensive electric utility regulatory experience

Robert R. Nordhaus
Director since September 18, 2007

Member, Van Ness, Feldman, P.C., Attorneys at Law, since 1997

Mr. Nordhaus, age 76, is a resident of Washington, DC, and is a partner in the law firm of Van Ness, Feldman, LLP. Mr. Nordhaus served as General Counsel of the Federal Energy Regulatory Commission from 1977 to 1980, and practiced with the law firm from 1981 to 1993, when he was appointed General Counsel of the Department of Energy by President Clinton. He rejoined the firm in 1997. Mr. Nordhaus is a 1960 graduate of Stanford University and a 1963 graduate of Yale Law School.

Specific Qualifications / Attributes:

•Extensive utility and energy industry legal expertise and leadership
•Federal electric, natural gas and environmental regulatory experience

Bonnie S. Reitz
Director since July 16, 2002

Owner, InsideOut...Culture to Customer, since March 2003
President, EOS Airlines, April-August 2005
Senior Vice President, Sales and Distribution, Continental Airlines, Inc., 1994-2003

Ms. Reitz, age 60, is a resident of St. Petersburg, Florida, and is the owner/founder of InsideOut...Culture to Customer, a business consulting company. Ms. Reitz was President of EOS Airlines from April to August 2005. Ms. Reitz retired in 2003 as Senior Vice President for Sales and Distribution of Continental Airlines. Ms. Reitz began her career in the airline industry in 1977. Other directorships include: Former Express Jet Holdings of Houston, Texas, which was sold to Atlantic Southeast Airlines on November 12, 2010; the local and national organizations of Dress for Success; Farelogix, a provider of low-cost, multi-source distribution and independent faring technology to the global travel industry; and Airline Reporting Corporation, a technology solutions company providing transaction settlement and data information services to multiple sectors of the travel and transportation industry, of which she is Chairman of the Board. Ms. Reitz earned her degree from Purdue University.

Specific Qualifications / Attributes:

•Board and Committee Chair experience
•Business background and leadership experience
•Customer service and delivery systems expertise
•Employee and customer relationship expert and technology background

Donald K. Schwanz
Director since July 29, 2008

Chairman and CEO, CTS Corporation, 2002-2007
CEO, CTS Corporation, 2001-2007
COO, CTS Corporation, January-September 2001
Honeywell, 1979-2000

Mr. Schwanz, age 67, is a resident of Scottsdale, Arizona, and is retired Chairman and CEO of CTS Corporation, a global manufacturer of electronic components and sensors and a provider of electronic manufacturing services. Mr. Schwanz held various management and senior executive roles at Honeywell from 1979 to 2000, where he last served as President of the Industrial Controls Business. Other directorships include: Multi-Fineline Electronix, Inc. (MFLEX). Mr. Schwanz earned a Bachelor of

Science degree in Mechanical Engineering from Massachusetts Institute of Technology and an MBA from Harvard Graduate School of Business in 1968.

Specific Qualifications / Attributes:

•CEO experience
•Board and Board Chairman experience
•Regulatory environment experience
•Technology and innovation experience

Bruce W. Wilkinson
Director since May 18, 2010

Retired Chairman and Chief Executive Officer, McDermott International, Inc., 2000-2008

Mr. Wilkinson, age 68, is a resident of Houston, Texas, and served as President and Chief Operating Officer from May 2000 to July 2000, and as Chairman and Chief Executive Officer of McDermott International, Inc., an energy services company, from August 2000 until his retirement in September 2008. Other directorships include: Director of Cameron International Corporation (formerly, Cooper Cameron Corp.) since 2002 and Trustee of Duchesne Academy of the Sacred Heart in Houston. The Board has determined that Mr. Wilkinson qualifies as an “audit committee financial expert” as defined by the SEC regulations. Mr. Wilkinson earned a BA and JD from the University of Oklahoma and an LLM from the University of London.

Specific Qualifications /Attributes:

•Board Chairman and CEO experience
•“Financial expert” under SEC regulations
•Extensive business background and experience
•Energy and power industry experience
•Engineering and construction experience

Joan B. Woodard, Ph.D.
Director since July 15, 2003

Owner, EDT Consulting, LLC, 2011-present
Sandia National Laboratories
Executive Vice President & Deputy Director of National Security Programs, 2005-2010
Executive Vice President & Chief Operating Officer, 1999-2005

Dr. Woodard, age 60, is a resident of Albuquerque, New Mexico, and owner of EDT Consulting, LLC, an energy and national security consulting company. Dr. Woodard retired in 2010 from Sandia National Laboratories as Executive Vice President and Deputy Director. She served as the Chief Operating Officer from 1999 to 2005. During her 36-year career at Sandia National Laboratories, she led the energy technology development programs as well as the national security programs and was the executive with oversight for human resources and compensation as well as budget and finance. Other directorships include: Missouri University of Science & Technology Board of Trustees (President) and Bosque School Board of Trustees. Dr. Woodard earned her doctorate degree in Mechanical Engineering from the University of California Berkley and a Master's degree in Engineering Economics from Stanford.

Specific Qualifications/Attributes:

•COO experience
•Board governance experience
•Engineering background and experience
•Energy technology and industry experience
•Public policy experience and awareness of political environment
•Community engagement

The Board of Directors unanimously recommends a vote FOR each director nominee.

AUDIT AND ETHICS COMMITTEE REPORT

The primary function of our Committee is oversight of the Company's financial reporting process, public financial reports, internal accounting and financial controls, and the independent audit of the annual consolidated financial statements. Our Committee acts under a charter, which can be found on the PNM Resources web site at www.pnmresources.com (under Governance and Ethics). We review the adequacy of the charter at least annually. All of our members are independent, and three of our members are audit committee financial experts under Securities and Exchange Commission rules. We held eight meetings in 2012 and two meetings to date in 2013 at which (as discussed in more detail below) we had extensive reports and discussions with the independent auditors, internal auditors, and other members of management.

In carrying out our responsibilities, we look to management and the independent auditors. The Company's management is responsible for the preparation and fair presentation of the Company's financial statements and for maintaining effective internal control. Management is also responsible for assessing and maintaining the effectiveness of internal control over the financial reporting process in compliance with Sarbanes-Oxley Section 404 requirements. The independent auditors are responsible for auditing the Company's annual financial statements and expressing an opinion as to whether the statements are fairly stated in conformity with generally accepted accounting principles. In addition, the independent auditors are responsible for auditing the Company's internal control over financial reporting and for expressing an opinion on the effectiveness of internal control over financial reporting. The independent auditors perform their responsibilities in accordance with the standards of the Public Company Accounting Oversight Board (“PCAOB”).

In performing our oversight function, we reviewed and discussed the consolidated financial statements with management and Deloitte & Touche LLP ("Deloitte"), the independent auditors. Management and Deloitte informed us that the Company's consolidated financial statements were fairly stated in accordance with generally accepted accounting principles. We discussed significant accounting policies applied by the Company in its financial statements, as well as alternative treatments. We discussed with Deloitte the matters required to be discussed by the Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended (AICPA Professional Standards, Vol. 1, AV Section 380), as adopted by the PCAOB in Rule 3200T. In addition, we reviewed and discussed management's report on internal control over financial reporting and the related audit performed by Deloitte which confirmed the effectiveness of the Company's internal control over financial reporting.

We received the written disclosures and the letter from Deloitte required by the PCAOB regarding the independent accountant's communications with us concerning independence, and we discussed the firm's independence with Deloitte.

We discussed with the Company's internal auditors and Deloitte the overall scope and plans for their respective audits. We met with the internal auditors and Deloitte at each regularly scheduled meeting, both with and without management present. Discussions included the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting.

Based on the reviews and discussions referred to above, reliance on management and Deloitte, and subject to the limitations of our role described above, we recommended to the Board, and the Board has approved, the inclusion of the audited financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2012, for filing with the Securities and Exchange Commission.

Members of the Audit and Ethics Committee

Bruce W. Wilkinson, Chair
Julie A. Dobson
Alan J. Fohrer
Robert R. Nordhaus
Manuel T. Pacheco

INDEPENDENT AUDITOR FEES

Audit Fees for 2012 and 2011

The following table represents aggregate fees billed to the Company for fiscal year ended December 31, 2012 and 2011 by Deloitte & Touche, the Company's principal accounting firm during that time.

	Fiscal Year Ended (in thousands) ($)
	2012	2011
Audit Fees	1,557	2,163
Audit-related Fees	—	152
Tax Fees	—	—
All Other Fees	—	—
Total Fees	1,557	2,315

Audit fees are primarily for the audit of the Company's annual financial statements, review of financial statements included in the Company's 10-Q filings and the annual Sarbanes-Oxley audit. Audit-related fees in 2011 are primarily in connection with the Company's exit from its competitive businesses.

All fees have been approved by the Audit Committee. The reported aggregate fees billed for professional services include travel related expenses to perform the services and applicable gross receipts taxes.

The Audit Committee requires the independent accountant firm selected to audit the Company's financial statements to obtain the approval of the Audit Committee before performing any non-audit services permitted by applicable law so that the Audit Committee may determine whether the provision of such services is compatible with the maintenance of that firm's independence in the conduct of its auditing functions. Thus, the Audit Committee preapproved all audit services and all permitted non-audit services performed by Deloitte & Touche.

PROPOSAL 2: RATIFY APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS
(PROPOSAL 2 ON YOUR PROXY CARD)

The Board, on the recommendation of its Audit Committee, recommends that the shareholders ratify the appointment of KPMG LLP as the independent registered public accounting firm of the Company for the fiscal year 2013. Effective 5:00 PM Mountain Standard Time on March 1, 2013, the Board, on the recommendation of the Audit Committee, engaged KPMG LLP as the Company's new independent registered public accounting firm for 2013, subject to shareholder ratification. Deloitte & Touche LLP was the Company's independent registered public accounting firm for 2012 and has been the auditor of the Company since 2002.

The Board, on the recommendation of the Audit Committee of the Board, dismissed Deloitte & Touche LLP (“Deloitte”) as the independent registered public accounting firm for PNMR and its wholly owned subsidiaries, PNM and TNMP, effective as of 5:00 PM Mountain Standard Time on March 1, 2013.

Deloitte's reports on the PNMR, PNM and TNMP consolidated financial statements as of and for the fiscal years ended December 31, 2012 and 2011 contained no adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles. During the fiscal years ended December 31, 2012 and 2011 and through March 1, 2013, there were no disagreements with Deloitte on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Deloitte, would have caused it to make reference to the subject matter of the disagreements in its reports for such years. During the fiscal years ended December 31, 2012 and 2011 and through March 1, 2013, there were no reportable events as defined in Item 304(a)(1)(v) of the SEC's Regulation S-K.

The Board, on the recommendation of the Audit Committee of the Board, engaged KPMG LLP as the new independent registered public accounting firm to audit the consolidated financial statements of PNMR, PNM and TNMP for the fiscal year ending December 31, 2013, effective 5:00 PM Mountain Standard Time on March 1, 2013. During the fiscal years ended December 31,

2012 and 2011 and through March 1, 2013, the date of engagement of KPMG LLP, neither PNMR, PNM nor TNMP,or any person on their behalf, has consulted with KPMG LLP with respect to (i) either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the consolidated financial statements of PNMR, PNM and TNMP, and no written report or oral advice was provided by KPMG LLP to PNMR, PNM or TNMP that KPMG LLP concluded was an important factor considered by PNMR, PNM or TNMP in reaching a decision as to the accounting, auditing, or financial reporting issue; or (ii) any matter that was the subject of either a disagreement as defined in Item 304(a)(1)(iv) of the SEC's Regulation S-K or a reportable event as described in Item 304(a)(1)(v) of the SEC's Regulation S-K.

Representatives of KPMG LLP will be available at the Annual Meeting where they will have the opportunity to make statements and answer questions. Representatives of Deloitte & Touche LLP are not expected to be present at the annual meeting. If shareholders fail to ratify the appointment of KPMG LLP, the Audit Committee will consider other auditors for 2013. However, because of the difficulty in making any substitution of auditors so long after the beginning of the current year, the appointment of KPMG LLP as independent public accountants for 2013 will stand unless the Audit Committee determines there is a compelling reason for a change.

The Board of Directors unanimously recommends a vote FOR the ratification of KPMG LLP as independent public accountants for 2013.

PROPOSAL 3: ADVISORY VOTE TO APPROVE COMPENSATION OF NAMED EXECUTIVE OFFICERS
(“SAY-ON-PAY”) (PROPOSAL 3 ON YOUR PROXY CARD)

Shareholders will be given the opportunity to vote on the following advisory resolution (commonly referred to as “Say-on-Pay”):

“RESOLVED, that the shareholders of PNM Resources, Inc. approve, on an advisory basis, the compensation of the Company's named executive officers, as disclosed in the PNM Resources, Inc. 2013 proxy statement pursuant to the compensation disclosure rules of the SEC (which disclosure includes the Compensation Discussion and Analysis section, the compensation tables and the accompanying footnotes and narratives within the Executive Compensation section of the proxy statement).”

Background on Proposal

In accordance with the Dodd-Frank Act (and related SEC rules), shareholders are being given the opportunity to vote at the Annual Meeting on this advisory resolution regarding the compensation of our NEOs.

As described in the Compensation Discussion and Analysis, which begins below on page 27, we believe attracting, motivating and retaining talented executives is critical to our achievement of the Company's financial and strategic objectives. Our executive compensation program is designed with that premise in mind. The Company's basic philosophy is that our NEOs should be paid for performance, as determined by a combination of corporate performance measures, business unit and individual performance. For a comprehensive description of our executive compensation program, philosophy and objectives, including the specific elements of executive compensation that comprised the program in 2012, please refer to the CD&A. The Summary of 2012 NEO Compensation, including the Summary Compensation Table and other executive compensation tables (and accompanying narrative disclosures) that follow the CD&A, beginning on page 39, provide additional information about the compensation that we paid to our NEOs in 2012.

The Dodd-Frank Act and applicable SEC rules also require that, at least once every six years, shareholders be given the opportunity to vote on an advisory basis regarding the frequency (i.e., annually, every two years or every three years) of future shareholder advisory votes on the compensation of our NEOs. At the 2011 Annual Meeting, the shareholders indicated a preference for holding “Say-on-Pay” advisory votes on an annual basis as recommended by the Board of Directors. Thus, the advisory vote in Proposal 3 reflects the approved annual frequency and the next advisory vote on the frequency of future Say-on-Pay votes will occur no later than the 2017 annual meeting.

Effects of Advisory “Say-on-Pay” Vote

Because the vote on this proposal is advisory in nature, it will not affect any compensation already paid or awarded to our NEOs and will not be binding on the Board or the Compensation Committee. However, the Compensation Committee will consider the outcome of the vote when making future executive compensation decisions.

The Board of Directors unanimously recommends a vote FOR approval of the advisory resolution set forth above regarding the compensation of our named executive officers.

PROPOSAL 4: SHAREHOLDER PROPOSAL REGARDING POLICY TO REQUIRE INDEPENDENT CHAIRMAN
(PROPOSAL 4 ON YOUR PROXY CARD)

Gerald R. Armstrong, 910 Sixteenth Street, No. 412, Denver, CO 80202-2917, who held 1,231.4056 shares of our common stock on December 3, 2012, intends to submit a resolution to shareholders for approval at the Annual Meeting. Mr. Armstrong's resolution and supporting statement are set forth below in the form we received them. We do not necessarily agree with all of the statements contained in the resolution and supporting statement, but we have limited our responses to the most important points and have not attempted to address all the statements with which we disagree.

The Board has carefully considered this shareholder proposal and has concluded that adoption of this proposal would not be in the best interests of the Company or its shareholders. Thus, the Board recommends a vote against this proposal for the reasons set forth in the opposing statement that follows the shareholder's proposal.

Resolution

That the shareholders of PNM RESOURCES, INC. request its Board of Directors to establish a policy requiring that the Board's chairman be an “independent director,” as defined by the rules of the New York Stock Exchange, and who has not previously served as an executive officer of PNM RESOURCES, INC.

This policy should not be implemented to violate any contractual obligation and should specify: (a) how to select a new “Independent” chairman if the current chairman ceases to be independent during the time between annual meetings of shareholders; and, (b) that compliance is excused if no independent director is available and willing to serve as chairman.

Statement

The proponent of this proposal is a longterm shareholder of PNM RESOURCES, INC., having owned shares since 1971, and presented this proposal in last year's annual meeting of KeyCorp where it received a majority vote of shareholders and had been recommended by governance consultants. It also received a majority vote in last year's meeting of Sempra Energy, a large utility on the west coast.

When only one person serves as Chairman of the Board, President, and Chief Executive Officer, that person can be accountable only to that person. The proponent believes that greater accountability is beneficial to good business practices and could have prevented the 2008 problems which caused earnings to slide and dividends to be reduced by 46.8%. Today, PNM's dividends remain reduced by 38.3%.

The proponent is a professional investor who has observed that the corporations with an “independent chairman” have been the first to rebound from the recent financial crisis and many have been able to avoid this trauma.

Too often, when the president is accountable only to himself, or herself, and not an “independent” chairman, problems can be unnoticed and mishandled. “Two heads are better than one,” noted a shareholder at the meeting of another corporation where this proposal was presented.

Norges Bank Investment Management, has stated in support of a similar proposal:

“The roles of Chairman of the Board and CEO are fundamentally different and should not be held by the same person. There should be a clear division of responsibilities between these positions to insure a balance of power and authority on the Board. Approximately 43% of S&P 1500 companies have separate CEO and Chairman positions.

“The Board should be led by an independent Chairman. Such a structure will put the Board in a better position to make independent evaluations and decisions, hire management, decide a remuneration policy that encourages performance, provide strategic direction and support management in taking a long-term view in development of business strategies. An independently led board is better able to oversee and give guidance to corporation executives, help prevent conflict or the perception of conflict, and effectively strengthen the system of checks-and-balances with corporate structure and thus protect shareholder value.”

If you agree, please vote “FOR” this proposal.

Position of the Board

The Board of Directors recommends voting AGAINST this shareholder proposal for the following reasons:

•	The Company's corporate governance structure, including the composition of the Board, its committees and its independent lead director, already provides effective independent oversight of management;

•
If adopted, the proposal would unnecessarily restrict the Board's ability to select the director best suited to serve as Chairman of the Board based on criteria the Board deems to be in the best interests of the Company and its shareholders; and

•	The Board believes that at this point in time, the most effective leadership structure is to combine the roles of Chairman and CEO.

Our corporate governance structure ensures that the candor and objectivity of the Board's deliberations are not affected by whether its Chairman is independent or a member of management. All directors, except Ms. Collawn, are independent, and all Board committees are comprised entirely of independent directors. The roles and duties of the lead director, Board committees and committee chairs are designed to provide effective oversight of management.

The lead director, appointed by the Company's independent directors to provide independent Board leadership, has clearly defined responsibilities, including:

•	approving Board meeting agendas and information sent to the Board;

•	approving meeting schedules to ensure sufficient time for discussion of all agenda items;

•	calling and chairing executive sessions and meetings of the independent directors;

•	working with committee chairs to ensure coordinated coverage of Board responsibilities;

•	ensuring the Board is organized properly and functions effectively, independent of management;

•	in consultation with the Board, being authorized to retain independent advisors and consultants on behalf of the Board;

•	facilitating the annual self-evaluation of the Board and Board committees; and

•	serving as a supplemental channel for communications between (1) management and the independent directors and (2) the Board and the Company's shareholders and other interested parties.

The Audit and Compensation Committees meet in executive session and the Nominating and Finance Committees do so as needed. All committees have the authority and resources to hire independent consultants. Each committee chair reviews and approves all committee meeting agendas. The chair of the Compensation Committee leads the evaluation of the performance of our CEO.

Our shareholders are best served by a Board that has the flexibility to establish the most effective leadership structure that fits the needs of the Company at any particular point in time. Under our current bylaws and Corporate Governance Principles, the Board has the authority to combine or separate the positions of Chairman and CEO, as well as to determine whether, if the positions are separated, the Chairman should be an independent director. The Board believes that the decision as to who should serve as Chairman and CEO, and whether the offices should be combined or separated, is the proper responsibility of the Board. The members of the Board possess considerable experience and unique knowledge of the challenges and opportunities the Company faces. They are, therefore, in the best position to evaluate the current and future needs of the Company, and to judge how the capabilities of the Company's directors and executives can be most effectively organized to meet those needs. The Board believes that maintaining flexibility to decide the appropriate leadership structure of the Board (after taking into consideration succession planning, relevant skills and experiences of the CEO and directors and challenges facing the Company) is consistent with effective governance and best serves the shareholders' interests. The Board has separated the two offices on four different occasions since the 1980s.

At this time the Board believes that the most effective and efficient leadership structure for the Company is for Ms. Collawn to serve as both our CEO and Chairman. Ms. Collawn's experience in successfully navigating our Company though a challenging period makes her uniquely qualified to lead the Board in developing and monitoring strategic direction as we refocus on our regulated utility businesses. Her selection as Chairman is counterbalanced by the aforementioned features of our corporate governance principles document posted at www.pnmresources.com (under Governance and Ethics). Given the unique nature of the regulated utility industry, Ms. Collawn's combined CEO and Chairman role promotes unified leadership and direction for the Company and the necessary experience and skills to lead the Company in addressing the Company's financial, economic, environmental and regulatory issues. Ms. Collawn's thorough understanding of the particular challenges facing the regulated utility industry and of the need to balance various stakeholder interests is critical at both the management and Board level. Combining the roles of Chairman and CEO enhances the Board's ability to communicate clearly and effectively with management and avoids creating a structure that would only duplicate the work of our lead director, Julie A. Dobson. The lead director facilitates the Board's oversight of management and holding management accountable for execution of strategy and goals.

The Board values its flexibility to select, on a case-by-case basis, the leadership arrangement best able to meet the Company's and shareholders' needs based on the qualifications of the individuals available and circumstances existing at the time. Imposing an inflexible rule regarding the Chairman position which may be contrary to the Board's determination of the appropriate governance model could disrupt or impede governance of the Company as well as the Board's internal working relationships and decision making process. The Board believes the proposed policy would impose an unnecessary and potentially harmful restriction on the Board that is not in the best interests of the Company and its shareholders.

Accordingly, the Board of Directors unanimously recommends a vote AGAINST this shareholder proposal.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

The following Compensation Discussion and Analysis (“CD&A”) should be read together with the Summary Compensation Table (“SCT”) and other tables that are presented beginning on page 40.  Please note that this CD&A contains information about our corporate goals.  We have included this information for the limited purpose of enabling investors and other readers of this CD&A to better understand our executive compensation philosophy, policies, programs, and practices.  This information should not be understood to represent our management’s estimates, or our future results or other guidance, and we specifically caution investors and other readers not to apply this information to other contexts.

INTRODUCTION

Highlights

•	The Company's compensation strategy is grounded in pay for performance

•	In 2012, the Company performed well by aligning costs to revenues to earn the authorized returns for our regulated businesses

•	As of December 31, 2012:

◦	TSR for the two year period, 2011-2012, was 72.09%, the highest TSR in the S&P 400 Mid-Cap Utility Index

◦	Our 2012 Incentive EPS increased over the 2011 Incentive EPS by 24%

This CD&A informs our shareholders about our compensation philosophy, core principles and decision-making process.  It also explains the compensation-related actions taken, and factors considered, with respect to 2012 compensation for the Named Executive Officers (“NEOs”).  Based on 2012 positions and compensation levels, our NEOs are:

•	Patricia K. Collawn, Chairman, President and CEO

•	Charles N. Eldred, EVP and CFO

•	Ronald E. Talbot, SVP and COO (hired January 2012)

•	Patrick V. Apodaca, SVP, General Counsel and Secretary

•	Ronald N. Darnell, SVP, Public Policy (promoted January 2012)

The Compensation Committee is composed entirely of independent directors and is responsible for approving and overseeing our executive compensation philosophy, policies, programs and practices.

Compensation Philosophy and Objectives
Our long term success depends on our ability to provide reliable and affordable energy and services to our customers and invest wisely for present and future shareholder return.  Achievement of these outcomes depends upon our success in attracting, motivating and retaining highly talented professionals.  As such, our executive compensation program is designed to promote and support the overall objective of enhancing shareholder value and is based on principles designed to:

•Attract and retain highly qualified, motivated and experienced executives,
•Provide total compensation opportunities that are market competitive and reflect the size and financial resources of our
Company,
•Pay our NEOs for performance based on corporate and business unit measures,
•Link corporate compensation goals to the interest of our shareholders, and
•Recognize and reward outstanding Company and individual performance.

The Company’s compensation strategy is grounded in pay-for-performance reflected in the way we have structured base pay, annual incentives and the long-term incentives. This philosophy applies to PNMR employees, with a more significant level of variability and compensation at risk for executive officers and management.  The charts below show the mix of pay for 2012 for the CEO and the average mix of pay for the EVP and the SVPs, in each case assuming these NEOs were paid under our incentive compensation plans at the target level goal for 2012. The average mix of pay for the EVP/SVP group was derived from the average dollar amount of each component for all individuals within the group.

The Compensation Committee also considers other factors in determining the compensation of the NEOs such as each NEO’s qualifications, experience, expertise and business results and market competitiveness of the compensation opportunity.  The relative importance of these factors may vary from year to year and from NEO to NEO because the Compensation Committee evaluates each component of pay in the context of each NEO’s total compensation.

2012 Performance
During 2012, the Company performed well by aligning costs to revenues to earn the authorized returns for our regulated businesses while focusing on the continued development and implementation of a constructive regulatory environment. The Company achieved Incentive EPS of $1.31 per share. The 2012 Incentive EPS increased 24% when compared to the 2011 Incentive EPS, which was $1.06 per share. The Company achieved the highest TSR at 72.09%, relative to its peers, in the S&P 400 Midcap Utility Index for the two year performance period, 2011-2012. For the year ended December 31, 2012 the Company's TSR was 19.2%, placing second in the S&P 400 Midcap Utility Index. The Company's FFO/Debt Ratio for 2012 was 17.3% as compared to the Company's target FFO/Debt Ratio of 19.3%. The Company did not achieve its threshold FFO/Debt Ratio performance level (18.7%) principally as a result of its exit from the competitive businesses in 2011. The Company's annual goals and achievement levels are detailed beginning on page 43, and its long-term goals and achievement levels are detailed beginning on page 44.

The Compensation Committee approved the 2012 annual cash incentive awards under the 2012 AIP based on corporate and business area performance against established goals. In order to ensure that the awards could be funded by Company earnings, no awards were made unless the Company achieved the threshold corporate earnings per share targets, adjusted for certain items to ensure that the award payments were based on the underlying growth of the core business. The Incentive EPS levels were established solely for measuring performance under the 2012 AIP and are not necessarily equal to any earnings outlook or guidance that may have been announced by the Company. In addition to the performance goal for Incentive EPS, the incentive award opportunity includes two operational objectives, specifically customer satisfaction and safety. These two operational performance goals were designed to help align our compensation program with the interests of our customers, employees and shareholders. In 2012, the Company achieved above target level of Incentive EPS for the purposes of determining actual annual incentive awards under the 2012 AIP. The Company achieved below threshold for the customer satisfaction goal, although recent results from the J.D. Power Customer Survey identified the Company as a "top improver" for overall improvement. The Company also achieved below threshold for the safety goal. The Company's 2012 annual incentive awards are described in more detail in the Annual Incentive Awards section of Elements of Executive Compensation.

The Company's long-term incentive awards are tied to longer term shareholder returns to promote an appropriate focus on creating sustainable shareholder value. For 2012, incentives for the 2011-2012 performance period of the 2011 LTIP were earned based on the Company's TSR as well as the FFO/Debt Ratio. As of December 31, 2012, the Company's aggregate performance results in the 2011 LTIP long-term incentive metrics were above target levels. The Company's long-term incentives are described in more detail in the Long-Term Incentive Awards section of Elements of Executive Compensation.

EXECUTIVE COMPENSATION PRACTICES

The Compensation Committee strives to ensure that we compensate our NEOs consistent with shareholder interests. Highlights of our practices to sustain good governance alignment with shareholder interests include the following:

What We Do

•
Pay-for-Performance – PNMR's pay-for-performance is emphasized through variability in compensation. A significant portion of executive pay is considered “at risk” and is based on actual Company performance. Total Direct Compensation (“TDC”) varies with performance in achieving Company financial and non-financial objectives, and long-term incentive compensation is designed to closely align with shareholders' interests. Year-end results and related performance pay are reviewed and approved by the Compensation Committee for all NEOs, with Board approval for the CEO.

•
Reasonable Retention Plan Provision – In 2012, the Retention Plan was modified to eliminate certain change in control provisions that were considered to be poor pay practices. More discussion appears in the Payments Made Upon a Change In Control section of Summary of 2012 NEO Compensation.

•
Double Trigger and Clawback Provision – In 2012, the PEP was amended to generally provide for double trigger vesting following a change in control and to add a clawback provision. The clawback provision subjects PEP awards to potential clawback or forfeiture to the fullest extent called for by applicable law or Company policy. More discussion appears in the Payments Made Upon a Change In Control section of Summary of 2012 NEO Compensation.

•
Retain and Hire High-Achieving Executives – The objectives of rewarding performance and retention are balanced to ensure high-achieving, marketable executives remain motivated and committed to the Company.

•	Review Tally Sheets – We review tally sheets that include compensation, benefits and retirement benefits for our NEOs prior to making annual executive compensation decisions.

•
Mitigate Undue Risk – Compensation and benefits foster a long term focus. Management and the Compensation Committee evaluate through the annual risk assessment process whether the Company's compensation programs create risks that are reasonably likely to have a material adverse effect on the Company. The Compensation Committee reviews the annual compensation risk analysis prepared by the Company to assess the compensation policies and practices for its employees, including NEOs. Based on the risk analysis, the Committee does not believe that the policies and practices create risks that are reasonably likely to have a material adverse effect on the Company. Appropriate risk taking is incentivized by providing a mix of long-term and short-term compensation, as well as through the use of multiple performance criteria. More discussion appears in the Board's Role in Risk Oversight section on page 8.

•	Conservative Perquisites – Perquisites for our executive officers are modest and serve a reasonable business purpose.

•
Share Ownership Guidelines – The Compensation Committee believes rewarding the NEOs with equity compensation aids in retention and helps align management with the best interests of our shareholders, our customers and the Company. Therefore, the Company has implemented stock ownership guidelines for all Officers requiring they hold from one (1) to five (5) times base salary in PNMR shares. See the Stock Ownership Guidelines section of Additional Information.

•	Independent Compensation Consultant – The Compensation Committee benefits from utilization of an independent compensation consulting firm that provides no other services to the Company.

What We Don't Do

•	No Employment Contracts – We do not have employment contracts for the CEO or the other NEOs.

•	No Individual Change In Control Agreements with our CEO or Other NEOs

•	No Excise Tax Gross-Ups are Included in the Retention Plan

•	No Repricing of Stock Options

•	No Dividends or Dividend Equivalents on Unearned Restricted Shares or Performance Shares

•	No Hedging Transactions, Short Sales or Speculative Trading are permitted by any employees, including Officers and directors

Results of 2012 Advisory Vote on Executive Compensation - Say-on-Pay
Our shareholders cast an advisory say-on-pay vote on executive compensation at the May 2012 Annual Meeting and the holders of 84.44% of the shares, present and entitled to vote, approved, on an advisory basis, the compensation of the NEOs disclosed in our 2012 proxy statement. The holders of 10.98% of the shares, present and entitled to vote, abstained from voting.  The Compensation Committee has considered the outcome of the advisory vote and considered this to be high approval by the shareholders.  Accordingly, we determined that significant changes to our executive compensation programs were not warranted, and that our current compensation philosophy remains consistent with the prior year.  At our 2013 Annual Meeting, shareholders will have the opportunity to cast an advisory say-on-pay vote regarding the compensation of our NEOs as disclosed in this CD&A and the accompanying tables.  At the 2011 Annual Meeting, our shareholders indicated a preference for holding say-on-pay votes on an annual basis, as recommended by the Board of Directors.  The next advisory vote on the frequency of future say-on-pay votes will occur no later than the 2017 Annual Meeting.

The Compensation Committee and management continue to review our executive compensation practices and policies to ensure alignment with competitive pay practices.  As noted in the Key Changes section below the Compensation Committee supported several changes to the executive compensation program in 2012, as recommended by management.

Key Changes
Several key changes were made to our executive compensation program for 2012 to further align the executive compensation structure with shareholders’ interests and current market practices, including:

•	For 2012, the Compensation Committee approved an increase in base salaries for our NEOs, with the Board approving the increase for our CEO.

•
The Compensation Committee approved the 2012 LTIP for the 3-year performance period of 2012-2014 (which if earned, would be paid in 2015) to align with industry trends and market practices. The 2012 LTIP award mix is comprised 70% of performance shares (based on the following performance measures: TSR and FFO/Debt, weighted 60%/40% respectively) and 30% of time-vested restricted stock rights (vesting equally over a 3-year period). Performance cash was eliminated from the 2012 LTIP.

•	Sale of Executive Paid Time Off for additional cash compensation was eliminated for 2012 and beyond.

•
The Retention Plan was amended and restated. The key plan amendments include elimination of excise tax gross-up, reduction of lump sum severance, elimination of additional supplemental retirement benefits, and the inclusion of a restrictive covenant agreement for specified officers.

•
All Company Officers, including the NEOs, waived their rights to benefits that would be provided under the Retention Plan prior to the amendment of such plan in 2012. As such, all Company Officers including the NEOs would receive the reduced benefits provided under the newly amended Retention Plan.

•	The Severance Plan for Officers was amended to cap the lump-sum severance pay at a level equal to what an officer would receive under the Retention Plan, as amended.

•	The PEP was amended to include, as a general rule, double trigger vesting following a change in control and to add a clawback provision.

•
The independent directors approved a special performance-based retention grant for performance period 2012-2016 for our CEO to reward her for the Company's performance (based on the Company's improvement in TSR in 2011) and to further incentivize her to remain in her current position for an extended period of time.

•
The Compensation Committee approved granting supplemental After-Tax Plan or ESP II target contributions to the two new SVPs, Mr. Talbot and Mr. Darnell, to achieve the competitive retirement pay replacement ratio between 40% to 60% of pre-retirement income, consistent with our other NEOs.

Elements of Executive Compensation
Our executive compensation program is designed to maintain an appropriate and competitive balance between fixed (base salaries), and variable pay incentives (short and long-term). The program consists of three core elements that comprise TDC – base salary, annual cash incentive awards, and long-term incentive awards (comprised of a mix of equity and cash awards for the 2011 LTIP and solely equity awards for the 2012 LTIP) that are targeted at the median level of compensation paid to executive officers of similar companies in the 2012 Benchmark Data (as described in the Role of the Independent Compensation Consultant section of Administration and Resources) as well as the companies comprising the PNMR Peer Group.  The annual and long-term incentives are structured to reward the achievement of strategic, financial and operational performance goals.  The NEO with the highest level of responsibility, the CEO, has the greatest variability in TDC. The Compensation Committee sets targets for each element of compensation separately at approximately the median range, and then makes appropriate adjustments to the elements of compensation based on individual NEO performance, experience and future value to the Company. If the Compensation Committee increases a NEO’s base salary, it also considers the resulting impact on annual and long-term performance-based incentive compensation levels and benefits.

Compensation Component	Key Characteristics	Purpose
Base Salary	Fixed amount of cash compensation based on an executive's role, experience and responsibilities.	• Compensate executive officers for the scope of responsibilities, previous experience and individual performance • Provide base compensation at a level consistent with compensation philosophy
Annual Incentive Awards
Variable cash annual incentive based on corporate performance metrics with threshold, target and maximum opportunities for each executive officer. Threshold results must be achieved to receive any incentives and the incentives are capped at the maximum award level.
• Reward and motivate Officers for achieving the annual financial and operating goals across the organization • Link pay and performance
Long-Term Incentive Awards
Variable compensation incentive based on long-term corporate performance metrics, generally granted annually, as a combination of performance shares, time-vested restricted stock and performance cash for the 2011 LTIP and equity only awards for the 2012 LTIP. Amounts actually earned will vary based on corporate performance.

• Reward executives for achieving business objectives by tying incentives to the performance of stock price over the long-term
• Align the interests of the executive officers and the shareholders
• Reward and motivate long-term performance
• Measure Company performance relative to peers
• Enhance retention of executives

Retirement Benefits and Deferred Compensation	Deferred compensation and other retirement benefits.	• Enhance recruitment and retention by aligning benefits with competitive market practices • Provide for future retirement of executive officers
Supplemental Benefits	Generally limited to perquisites such as officer life insurance, long-term disability, and the ESA. The ESA is limited to $23,000 for the CEO and $18,000 for the EVP and SVPs.	• Attract and retain executives
Potential Severance Benefits and Change in Control	Amounts are payable only if employment is terminated under certain conditions.
• Support the objective assessment and execution of potential changes to the Company's strategy and structure by our executive officers
• Enhance retention of management by reducing concerns about employment continuity

Base Salary
Base salary is the fixed component of compensation paid to compensate a NEO for effectively discharging the duties and responsibilities of his or her position.  The Compensation Committee sets each NEO’s base salary (except the CEO's base salary, which is set by the independent members of the Board) by considering a variety of factors, including, but not limited to:

•	Scope of responsibilities,

•	Previous experience,

•	Individual performance,

•	Base salaries for comparable NEOs within the PNMR Peer Group,

•	Published compensation surveys and proprietary survey data such as the Towers Watson U.S. CDB Energy Services Executive Database, and

•	Recommendations from the Compensation Committee’s independent compensation consultant.

The Compensation Committee considers all of these factors in arriving at each NEO's base salary level. Salary adjustments, if any, are based on the median of base salaries of applicable benchmarking analysis of comparable positions, described in the Role of the Independent Compensation Consultant section of Administration and Resources, as well as the Company’s performance, internal pay equity among the NEOs, and the Compensation Committee’s evaluation of the NEO’s performance.  Performance is primarily measured on the basis of corporate and individual performance goals which are established at the beginning of each year.

Base salaries are reviewed annually. The 2012 Benchmark Data showed that each NEO's base salary was either at or below median levels. After reviewing the 2012 Benchmark Data, recommendations from management and Meridian, and considering the Company's strong performance and the individual NEO's strong performance in 2011, the Compensation Committee increased the 2012 NEO base salaries for Ms. Collawn, Mr. Eldred and Mr. Apodaca. The salaries of these three NEOs, Ms. Collawn, Mr. Eldred and Mr. Apodaca, were frozen 3 of the past 5 years. Mr. Talbot was hired in January 2012 and, therefore, did not receive an increase to base salary. Mr. Darnell was promoted to SVP, Public Policy in January 2012. Including the 2012 increase to the base salaries, the NEOs base salaries remained approximately at or below the median of the 2012 Benchmark Data.
Annual Incentive Awards
The AIP provides annual cash incentives to reward the NEOs for the achievement of annual financial and operating goals and reinforces the Company’s pay-for-performance philosophy.  Our philosophy is to set the AIP award opportunities at the approximate median for NEOs in comparable positions based on an applicable benchmarking analysis, which for 2012 consisted of the 2012 Benchmark Data.  The 2012 financial and operating performance goals are described beginning on page 43.  The Company and individual NEOs achieved their 2012 performance goals at above target level for the Incentive EPS performance goal and below threshold levels for the customer satisfaction and safety performance goals. No incentive award is paid for achieving performance that is below the threshold level and incentive awards are capped at the maximum opportunity, 200% of target. The Compensation Committee has only negative discretion when approving the AIP awards. For the 2012 AIP awards, the Compensation Committee did not decrease the AIP awards to the Officers. Straight-line interpolation determines the bonus payout for performance that falls between threshold and target or between target and maximum levels. Performance results and related annual incentive awards for the 2012 performance period were reviewed and approved by the Compensation Committee, and by the Board for the CEO at its meeting in February 2013. More detail can be found in the NEO Incentive Goals and Results section of Summary of 2012 NEO Compensation.

2012 NEO ANNUAL INCENTIVE AWARD OPPORTUNITIES

Position	Threshold Opportunity*	Target Opportunity*	Maximum Opportunity*
CEO	36%	90%	180%
EVP/SVP (other than SVP for Public Policy)	22%	55%	110%
SVP for Public Policy	18%	45%	90%
*As a percent of base salary

Long-Term Incentive Awards
In 2012, the Compensation Committee approved the 2012 LTIP for the 3-year performance period of the calendar year 2012 to 2014 to align with industry trends and market practices.  The 2012 LTIP, if earned, will be paid in 2015 at the end of the 3-year performance period. Award opportunities under the 2012 LTIP were restored to median level opportunities as compared to the long-term incentive median of the 2012 Benchmarking Data. The 2012 LTIP award mix is comprised 70% of performance shares and 30% of time-vested restricted stock rights (that vest equally over a 3-year period). Performance cash awards were eliminated from the 2012 LTIP award mix. The potential performance share awards under the 2012 LTIP are based on two performance measures:  TSR (based on Company performance compared to the S&P 400 Midcap Utilities Index) and FFO/Debt Ratio (targets are determined by the Board based on the Company’s long range operating plan), weighted 60%/40%, respectively. The threshold, target, and maximum performance levels determined by the Compensation Committee for TSR and for the FFO/Debt Ratio are set forth on page 44. The Committee has only negative discretion in approving the LTIP awards.

Under the 2011 LTIP, the Company transitioned from a 1-year performance period for determining long-term incentive awards to a 3-year performance period, in part, by granting performance share and performance cash award opportunities with 1, 2, and 3-year performance periods for TSR and FFO/Debt, weighted 60%/40%, respectively.  The 2011 LTIP was previously discussed in the Company's 2012 proxy statement. For the second performance period of the 2011 LTIP (2011-2012 performance period) the Company and the NEOs achieved above target levels of performance based on achieving the TSR goal at the maximum level, but below the threshold level with respect to the FFO/Debt Ratio goal. Performance results and related long-term incentive awards for the 2011-2012 performance period were reviewed and approved by the Compensation Committee, and the Board for the CEO, at its meeting in February 2013. More detail can be found in the Long-Term Incentive Awards section of Summary of 2012 NEO Compensation.

Long-Term Incentives - Special Award, Retention Grant
Also in 2012, the Compensation Committee recommended, and the independent directors approved, a special performance-based retention grant (the “Retention Grant”) to the Company’s Chairman, President and CEO, Ms. Collawn.  The Retention Grant was intended to reward Ms. Collawn for the Company’s performance (based on the Company’s improvement in TSR) and further incentivize her to remain in her current position for an extended period of time.  Given Ms. Collawn's performance and the contributions to the Company, the Retention Grant was provided to partially close the gap between her TDC and the median TDC for the CEO in the 2012 Benchmarking Data. Pursuant to the Retention Grant, Ms. Collawn is eligible to be granted 135,000 shares of the Company’s common stock.  If the Company achieves an annualized, compounded 5% increase in TSR through 2014 (as measured by comparing the Company's stock price on the last 20 trading days in 2011 to the price on the last 20 trading days in 2014), 35,000 shares will be subject to accelerated vesting.  If the Company achieves an annualized, compounded 5% increase in TSR through 2016 (as measured by comparing the Company's stock price on the last 20 trading days in 2011 to the price on the last 20 trading days in 2016), 135,000 shares (less any shares that vested on an accelerated basis) will vest and be awarded.  All such shares would be issued under the PEP, and, with certain exceptions, Ms. Collawn must remain employed by the Company, as of the applicable vesting dates, to receive the grants described above.

Retirement Benefits and Deferred Compensation
Our NEOs participate in the Company’s Retirement Savings Plan (a broad-based 401(k) plan referred to as “RSP”) and either a non-qualified supplemental deferred compensation plan (the "ESP II" – runs side-by-side with the RSP) or an alternative plan (the “After-Tax Plan”).  These programs are described in more detail beginning on page 48.

Supplemental Benefits and Perquisites
In order to competitively attract and retain key executive talent, the NEOs receive certain reasonable supplemental benefits that make up a very small component of their compensation and benefits.  These 2012 supplemental benefits include: company-paid premiums for life insurance for those Officers hired prior to September 2011, long-term disability insurance and an ESA (e.g., reimbursement for personal financial management and estate planning services). Management recommended, and the Board approved, the elimination of the long-term care benefit and the sale of executive paid time off for additional cash compensation beginning January 1, 2012.  The 2012 supplemental benefits are set forth in footnote 7 of the SCT on page 41.

Potential Severance Benefits
The Company offers severance benefits to the NEOs to mitigate the possible difficulty they may have finding comparable employment, within a reasonable period of time, following a separation from service.  Under our Severance Plan, benefits are only payable if the NEO’s position is eliminated through no fault of his or her own.  The Severance Plan and related benefits are described in more detail on page 52.

Potential Change in Control Benefits
The Company also recognizes that, as is the case with many publicly-held companies, the possibility of a change in control exists.  A change in control, and the uncertainty and the questions that it may raise, may result in the departure or distraction of key management to the detriment of the Company and our shareholders, and the Company's ability to continue to provide efficient and reliable utility services to its customers.  The Company and the Compensation Committee have determined that appropriate steps should be taken to reinforce and encourage the continued attention and dedication of the Company’s key management to its assigned duties and to facilitate recruitment of future employees without distraction in the face of potentially challenging circumstances arising from the possibility of a change in control of the Company.  The Company and the Compensation Committee have also concluded that one of the necessary steps is to provide competitive and fair compensation and benefits to employees terminated under these circumstances through our Retention Plan.  The change in control benefit is detailed beginning on page 52.

The Retention Plan provides the NEOs with benefits if their employment is terminated, under certain circumstances, within 24 months following a change in control of the Company.  The purpose of our Retention Plan is to better align the NEO’s interests with the interests of our shareholders and to provide the NEOs with reasonable protection from loss of employment resulting from a change in control.  The provision of benefits pursuant to the Retention Plan also facilitates our recruitment and retention of talented NEOs by providing reasonable and expected protections.  Our Retention Plan and change in control benefits are described in more detail beginning on page 52.  In 2012, the Retention Plan and certain related benefit plans were amended. The amended Retention Plan reduced the benefits provided to Officers in a change in control. All Company Officers, including the NEOs, waived their rights to benefits that would be provided under the Retention Plan prior to the amendment in 2012. As such, all Company Officers, including the NEOs, would receive the reduced benefits provided under the newly amended Retention Plan. The details are further discussed beginning on page 52.

ADMINISTRATION AND RESOURCES

Roles of the Compensation Committee, Board of Directors, and Executive Officers
Pursuant to its role as assigned by the Board of Directors, the Compensation Committee is primarily responsible for the design and administration of our executive compensation program.  Additionally, our Board, our executive officers, and an independent compensation consultant play a role.  The Compensation Committee establishes and periodically reviews all elements of our executive compensation program.  The ultimate responsibility for determining the level of compensation paid to each of the NEOs, other than the CEO, resides with the Compensation Committee.  The Compensation Committee makes a recommendation to our independent directors regarding the level of the CEO’s compensation, and the final decision is made by the independent directors (a group that includes, but is not limited to, the members of the Compensation Committee).  The Board, based on the recommendations of the Compensation Committee, approves all equity compensation plans and equity awards for Officers.  In setting (or recommending in the case of the CEO) specific compensation levels, the Compensation Committee considers the CEO’s evaluation of the other NEOs and the self-evaluation prepared by the CEO.  The Board takes into consideration their evaluation of the CEO's performance when approving or setting the CEO specific compensation levels. The CEO recommends corporate-level performance goals to the Compensation Committee for approval.  The CEO provides regular input to the Compensation Committee with respect to the overall structure of the executive compensation program, including how the program can be effectively aligned with the Company’s financial and strategic objectives.  However, the final decisions related to the executive compensation program rest with the Compensation Committee, with Board approval, for all officer equity plans, officer equity awards and the CEO compensation.

Role of the Independent Compensation Consultant
Pursuant to its Charter, the Compensation Committee selects and retains an independent compensation consultant (at the Company’s expense) whose services include: providing peer group and market compensation data, providing information on trends and regulatory issues affecting executive pay, performing competitive market analysis, recommending compensation program and plan changes, and recommending executive officer compensation structure and levels.  In July 2011, the Compensation Committee engaged Meridian as its independent compensation consultant.  Meridian does not provide any other services to the Company, unless directed to do so by the Compensation Committee. On occasion, the independent compensation consultant provides information to the members of management, but all its services are provided and performed at the request of and pursuant to instructions provided by the Compensation Committee. None of the NEOs is present during the Compensation Committee's discussions with the independent consultant regarding his or her individual compensation. During 2012, no services were provided to the Company by Meridian, other than the services as outlined relating to executive compensation. In December 2012, the Compensation Committee reviewed the six factors listed in SEC Rule 10C-1(b)(4) to evaluate the independence of Meridian and determined that there was not a conflict of interest.

The Compensation Committee strives to provide target compensation opportunities that are at the median TDC of the appropriate benchmark group of companies, which reflect the market within which PNMR competes for senior executive talent. As the Compensation Committee's consultant, Meridian's primary role is to advise the Compensation Committee regarding the compensation levels and the mix of our executive compensation program, for the CEO and other NEOs, in relation to market-median compensation levels. Information referenced in 2011 to assist in setting 2012 compensation levels was obtained and analyzed as follows:

•
Management engaged Towers Watson to perform a competitive assessment of the executive compensation program, including compensation opportunity levels for the CEO and other NEOs ("Towers Watson study"). Meridian reviewed the approach and independently confirmed the findings of the Towers Watson study.

•
The Towers Watson study compared our NEO compensation to (1) market data for the PNMR Peer Group described below and (2) market data from the companies (listed in Appendix A) comprising the Towers Watson 2011 U.S. CDB Energy Services Executive Database of similarly sized utility/energy companies (companies with revenue of $1 Billion- $3 Billion) and the 2011 Towers Watson U.S. CDB General Industry Executive Database of similarly sized companies (companies with revenue of $1 Billion - $3 Billion).

•
For corporate-function roles, such as those of the NEOs, talent may be recruited by or lost to companies that are similar in size to the Company which may or may not be in the utility/energy sector. As such, to determine overall market compensation levels, the benchmark analysis used the weighted average median of these two market databases, weighted, respectively at 75% for the median of the 2011 Towers Watson U.S. CDB Energy Services Executive Database and 25% for the median of the 2011 U.S. CDB General Industry Executive Database of similarly sized companies (collectively, the "2012 Benchmark Data”).

•	The Towers Watson study showed that the median compensation of the PNMR Peer Group was somewhat higher than the weighted median of the 2012 Benchmark Data.

•
The median compensation levels of the 2012 Benchmarking Data were the primary reference points used by the Compensation Committee to evaluate executive compensation. The Compensation Committee used these figures to benchmark TCC and TDC paid to the NEOs (both individually and as a group) to similar types and elements of compensation paid to executives holding comparable positions in the marketplace.

•	The 2012 Benchmark Data for TDC and TCC showed that the compensation levels for each NEO was at median or below.

PNMR Peer Group
For setting compensation levels for 2012, the Compensation Committee decided to maintain the PNMR Peer Group, as revised in 2009.  The PNMR Peer Group was reviewed based on the following criteria:

1.	Ownership structure (publicly-traded),
2.	Business focus (electric utility and energy companies),
3.	Size (between one-half and three times the Company’s size in terms of revenues and market capitalization),
4.	Organizational complexity,
5.	Operational characteristics (such as nuclear generation ownership, multi-state regulated utilities), and
6.	Likely competition for executive talent.

The table below lists the companies that comprised the PNMR Peer Group for 2012.

PNMR PEER GROUP

Alliant Energy Corporation	NSTAR*
Black Hills Corporation	NV Energy, Inc.
Cleco Corporation	Pinnacle West Capital Corporation
DPL, Inc.*	TECO Energy Corporation
El Paso Electric Company	UniSource Energy Corporation
Great Plains Energy, Inc.	Westar Energy, Inc.
Hawaiian Electric Industries, Inc.	Wisconsin Energy Corporation
*DPL was acquired by AES Corporation in November 2011 and NSTAR was acquired by Northeast Utilities in April 2012. The acquiring companies AES Corporation and Northeast Utilities were not included in the PNMR Peer Group.

2013 COMPENSATION
In February 2013, the Compensation Committee approved increases to the base salaries for NEOs, as well as the 2013 AIP and the 2013 LTIP. Each NEO's base salary increase was based on corporate and individual performance and on the current median base salaries for corresponding executive positions in the 2013 benchmarking data (see below in this section for more detail regarding the benchmarking data that was used for this purpose). The 2013 base salaries are as follows:  Ms. Collawn $745,000; Mr. Eldred $420,000; Mr. Talbot $360,500; Mr. Apodaca $306,000; and Mr. Darnell $247,200.

The Compensation Committee approved the 2013 AIP for 2013. The 2013 AIP has similar performance goals as the 2012 AIP with a financial goal of Incentive EPS and two operational goals, Customer Satisfaction and Safety. No incentive award will be paid for achieving performance that is below the threshold level, and incentive awards will be capped at the maximum opportunity. Straight-line interpolation determines the bonus payout for performance that falls between threshold and target or target and maximum levels.

The Compensation Committee also approved the 2013 LTIP for the 3-year performance period of 2013-2015 to align with industry trends and market practices. The 2013 LTIP is based on two performance measures: TSR (based on Company performance compared to the S&P 400 Midcap Utilities Index) and FFO/Debt Ratio (targets are determined by the Board based on the Company's long range operating plan), weighted 60%/40%, respectively. The threshold, target and maximum levels have been approved by the Compensation Committee for TSR and for the FFO/Debt Ratio. The 2013 LTIP award mix is comprised of 70% of performance shares and 30% of time-vested restricted stock rights.

Benchmarking data used to determine the 2013 award levels consists of a revised PNMR Peer Group1 and the Towers Watson 2012 U.S. CDB General Industry Executive Database of similarly sized companies (companies with revenue of $1 Billion - $3 Billion). In alignment with best practices, the Company reviews the PNMR Peer Group to ensure it reflects relevant business and talent comparators and is size appropriate. In 2012, the Company changed its business structure by selling the unregulated businesses. Also, as previously noted, two of PNMR Peer Group companies, DPL and NStar, were acquired thus eliminating them from our peer group. The 2014 CD&A will contain additional disclosure regarding the 2013 benchmarking analysis completed for the 2013 compensation, including relevant component companies.
1Revised PNMR Peer Group includes the following companies: ALLETE, Inc.; Alliant Energy Corporation; Avista Corporation; Black Hills Corporation; Cleco Corporation; El Paso Electric Company; Great Plains Energy, Inc.; Hawaiian Electric Industries, Inc.; IDACORP, Inc.; Northwestern Corporation; NV Energy, Inc.; OGE Energy Corporation; Pinnacle West Capital Corporation; Portland General Electric, Company; TECO Energy, Inc.; UniSource Energy Corporation; Vectren Corporation and Westar Energy, Inc.

ADDITIONAL INFORMATION

Corporate Governance
The Company and the Compensation Committee continue to monitor corporate governance best practices and give consideration to incorporating them into the Company’s and the Compensation Committee’s processes and policies, as appropriate.

Clawbacks
The Company currently complies with the Sarbanes-Oxley Act of 2002 as it relates to “clawbacks.”  The Company plans to implement an executive compensation recoupment policy that will, at a minimum, fully comply with the final rules to be issued by the SEC and NYSE pursuant to the Dodd-Frank Act. In 2012, the PEP was amended to include a clawback provision subjecting PEP awards to potential clawback or forfeiture to the fullest extent called for by applicable law or Company policy.

Insider Trading Policy
The Company’s Insider Trading Policy has been in place since 1997.  In 2008, the policy was amended to prohibit all employees, Officers and directors from engaging in hedging, short-term or speculative trading transactions involving Company securities.

Double Trigger Vesting Following a Change in Control
In 2012, the PEP was amended to include, as a general rule, double trigger vesting following a change in control.  Double trigger vesting results only if a NEO is terminated following a change in control. See Payments Made Upon A Change in Control on page 52.

CEO Succession Planning
The Board, including the members of the Compensation Committee, reviews the CEO succession planning process on an annual basis. The succession planning process ensures that internal candidates are identified and developed well before the position may need to be filled. The succession planning process addresses both short and long-term succession potential needs.

Stock Ownership Guidelines
To maintain alignment between our NEOs and shareholders, we continue to provide equity based compensation as well as maintain stock ownership guidelines. Our stock ownership guidelines provide that each NEO should own PNMR common stock having a value equal to a specified multiple of the officer’s base salary.  The multiples range from one (1) to five (5) times base salary, depending upon the position of the officer.  The stock ownership guidelines also require that each officer retain 100% of any shares he or she receives under our PEP until he or she has achieved the applicable guideline multiple. The amended guidelines do, however, permit a NEO to sell a portion of the shares delivered to the NEO upon vesting of restricted stock or performance shares awards to satisfy resulting tax withholding obligations subject to the Insider Trading Policy.

The Compensation Committee believes these guidelines further align the interests of NEOs with the interests of our shareholders by ensuring that the NEOs maintain a significant long-term stake in the Company and are subject to the risks of equity ownership.  All shares that the executive either holds directly or indirectly, in addition to any unvested restricted stock and any earned performance shares, count towards compliance with the ownership guidelines.  The Compensation Committee reviews compliance with the stock ownership requirements on an annual basis for all Officers, and did so most recently at its December 3, 2012 meeting.  As of December 31, 2012, NEO stock ownership holdings were as noted below:

2012 STOCK OWNERSHIP HOLDINGS

NEO	Holding Requirement	Percent of Holding Requirement*
Patricia K. Collawn	5X	164%
Charles N. Eldred	3X	145%
Ronald E. Talbot	3X	20%
Patrick V. Apodaca	3X	95%
Ronald N. Darnell	3X	55%
*Based on 12/31/2012 closing price on the NYSE of $20.51

As of December 31, 2012, two of the NEOs had met or exceeded our Stock Ownership Holding Requirements.  Given the short tenure of certain Company’s executives (Mr. Talbot, Mr. Apodaca, and Mr. Darnell) and the stock retention requirements for LTIP award shares, the Compensation Committee believes the NEOs are making reasonable progress towards achieving the holding guidelines.  The current holdings of each NEO are shown on page 17.

Impact of Tax and Accounting Requirements
The Compensation Committee evaluates costs, cash flow implications, and the deductibility of compensation to maximize finance efficiencies.  Furthermore, in the context of our “covered employees” (as defined in Section 162(m) of the Tax Code), the Compensation Committee considers the objective of having the incentive-based compensation components qualify for the performance-based compensation exception to the limits on the deductibility of compensation imposed by Section 162(m).

Section 162(m) generally limits the Company’s income tax deduction for compensation paid to covered employees to $1 million.  Compensation that qualifies for the performance-based compensation exception is not subject to this limitation.  Generally, in order to qualify for the performance-based compensation exception, the payment of the compensation must be contingent on the achievement of certain objective performance goals.  The Compensation Committee has endeavored to qualify certain components of our executive compensation program for the performance-based compensation exception.  However, the Compensation Committee may choose to forgo the deductions on occasion, if it determines such action to be in the best business interest of the Company to recognize and motivate executive officers as circumstances warrant.  In 2012, we incurred compensation for our NEOs of  approximately $800,000 that may not be deductible for tax purposes.  In addition, when determining whether to offer a particular form of equity compensation to executives, the Compensation Committee takes into consideration the accounting implications associated with that form of compensation.  Traditionally, accounting-related considerations have not had a significant impact on the Compensation Committee’s decisions about the total compensation of the NEOs or the structure of our executive compensation program.  Likewise, although the Compensation Committee considers the personal tax implications for the NEOs of different forms of compensation in designing our executive compensation program (and individual plans), such considerations have not materially impacted the Compensation Committee’s ultimate decisions about executive compensation.

Adjustments for Certain Items
Consistent with past practice and based on criteria determined at the beginning of the performance period, the Compensation Committee may, subject to compliance with applicable plan or award agreement(s) as well as applicable law or regulations, adjust the performance measures underlying certain incentive compensation awards to eliminate the effects of certain items.  The adjustments are intended to ensure that award payments are based on the underlying growth of the core business and are not artificially inflated or deflated due to such eliminated items in the award year.  The adjustments made for 2012 award calculations for Incentive EPS and FFO/Debt Ratio are reflected in the definitions of Incentive EPS and FFO/Debt Ratio set forth in the Glossary beginning on page ii.  These defined terms are used solely for measuring performance for compensation purposes and should not be considered earnings guidance by the Company.

COMPENSATION AND HUMAN RESOURCES COMMITTEE REPORT
ON EXECUTIVE COMPENSATION

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with the Company’s management and, based on such review and discussion, recommended to the Board of Directors its inclusion into the 2013 Proxy Statement.

The Compensation Committee is pleased to submit this report to the Company’s shareholders.

Members of the Compensation Committee:

Joan B. Woodard, Chair
Julie A. Dobson
Alan J. Fohrer
Manuel T. Pacheco
Donald K. Schwanz

SUMMARY OF 2012 NEO COMPENSATION

Analysis of 2012 NEO Compensation

Base Salary:  The following 2012 base salaries for the NEOs were approved in February of 2012.

NEO BASE SALARY

NEO	2012 Base Salary
Patricia K. Collawn	$650,000
Chairman, President and CEO
Charles N. Eldred	$420,000
EVP and CFO
Ronald E. Talbot	$350,000
SVP and COO
Patrick V. Apodaca	$300,000
SVP, General Counsel and Secretary
Ronald N. Darnell	$240,000
SVP, Public Policy

Summary of Executive Compensation
The table below summarizes the total compensation paid to or earned by the NEOs for the years ended December 31, 2012, 2011, and 2010.  We have not entered into any employment agreements with any of our NEOs.

SUMMARY COMPENSATION TABLE

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
		(1)	(2)	(3)	(4)	(5)	(6)	(7)
Patricia K. Collawn, Chairman, President and CEO	2012	629,808	—	2,432,375	—	519,225	—	547,086	4,128,494
	2011	575,000	125,000	1,539,019	—	875,075	—	474,790	3,588,884
	2010	551,635	—	242,090	177,700	1,229,174	—	268,924	2,469,523
Charles N. Eldred, EVP and CFO	2012	414,615	—	384,963	—	221,000	—	352,384	1,372,962
	2011	400,000	100,000	611,216	—	386,240	—	353,807	1,851,263
	2010	419,231	—	84,450	76,250	525,647	—	331,313	1,436,891
Ronald E. Talbot, SVP and COO	2012	323,077	100,000	280,550	—	159,935	—	218,895	1,082,457
Patrick V. Apodaca, SVP, General Counsel and Secretary	2012	289,231	—	212,677	—	140,530	—	166,268	808,706
	2011	260,000	75,000	369,087	—	243,677	—	191,577	1,139,341
	2010	255,000	—	84,450	48,800	396,147	—	77,161	861,558
Ronald N. Darnell, SVP, Public Policy	2012	237,323	—	160,255	—	88,489	—	135,686	621,753

(1)     2012 salary amounts include cash compensation earned by each NEO during 2012 as well as any amounts earned in 2012 but contributed into the RSP, the ESP II, or the After-Tax Plan (as applicable). The 2010 salary for Mr. Eldred includes $19,231 received in the form of additional cash compensation for the sale of paid time off. Effective January 1, 2012, executives are no longer eligible to sell paid time off for additional cash compensation.

(2)    For Mr. Talbot, the 2012 amount includes a one-time signing bonus of $100,000 when he joined the Company in January 2012. The signing bonus was a cash incentive provided to Mr. Talbot due to his forfeiture of incentive compensation from his former employer as a result of voluntary decision to accept employment with our Company.

(3)    Represents the grant date fair value of all stock awards calculated in accordance with FASB ASC Topic 718.  For 2012, the amount indicated is the aggregate grant date fair value of all grants of (a) time-vested restricted stock rights granted on March 5, 2012 (shown as RSA in the GPBA Table below), (b) performance share awards (shown as PS in the GPBA Table), based on target performance, which the Company considered the probable outcome on the grant date, and (c) for Ms. Collawn, the Retention Grant (shown as SPR in the GPBA Table). The assumptions used in determining the grant date fair value of stock awards are set forth in Note 13 of the consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012.  The actual cash value that the NEO may realize on the vesting of the restricted stock rights or performance shares will depend on the number of shares that ultimately vests, the market price of our common stock at the date of vesting, and ultimately, the value received by the employee on the sale of the stock.  Time-vested restricted stock rights awards vest over a three-year period beginning on the grant date.  The table below shows the grant date fair value of all 2012 stock awards assuming maximum performance of the 2012 LTIP performance share awards (shown as PS in the GPBA table) and the actual RSA and SPR awards shown in the GPBA Table. As discussed above, column (e) of the SCT assumes target performance of PS awards. Both column (e) of the SCT and the table below also include the grant date fair value of the actual RSA awards and also assume achievement of the performance measure for Ms. Collawn's SPR.

Name	Grant Date Fair Value of Maximum PS Awards, SPR and actual RSA ($)
P. K. Collawn	3,232,597
C. N. Eldred	663,303
R. E. Talbot	481,819
P. V. Apodaca	366,467
R. N. Darnell	266,160

(4)     Stock options were not granted to NEOs in 2012 or in 2011.  For 2010, represents the grant date fair value of stock options calculated in accordance with FASB ASC Topic 718.  The assumptions used in determining the grant date fair value of stock options are set forth in Note 13 of the consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012.  The actual cash value, if any, that the NEO may realize on the exercise of stock options will depend on the excess of the stock price over the exercise price.  Stock option awards vest over a three-year period from the grant date.

(5)     The chart below reflects the actual amount of the following cash incentive awards earned as of December 31, 2012: (a) short-term incentive cash awards under the 2012 AIP (shown as AIP awards in the GPBA Table) and (b) the 2-year performance cash awards for the 2011-2012 performance period under the 2011 LTIP.  The total shown in the table below corresponds to column (g) for 2012 of the SCT.  Individual amounts are as follows:

2012 NON-EQUITY INCENTIVE COMPENSATION

Name	2012 AIP ($)	2011-2012 LTIP Performance Cash Award ($)	Total ($)
P. K. Collawn	429,525	89,700	519,225
C. N. Eldred	182,600	38,400	221,000
R. E. Talbot	146,460	13,475	159,935
P. V. Apodaca	118,690	21,840	140,530
R. N. Darnell	76,851	11,638	88,489

(6)    There are no above-market or preferential rate earnings to report for the ESP II or the After-Tax Plan.

(7)    The table below reflects the types and dollar amounts of perquisites, additional compensation, and other personal benefits provided to the NEOs during 2012.  For purposes of computing the dollar amounts of the items listed below, we used the actual out-of-pocket costs to the Company of providing the perquisite or other personal benefit to the NEOs.  The NEOs paid any taxes associated with these benefits without reimbursement from the Company.

ALL OTHER COMPENSATION TABLE

Name	Payment of Officer Life Premium ($)	Payment of Long- Term Disability Premium ($)	ESA Amounts ($)	RSP Company Contri- butions	ESP II Company Contri- butions ($)	After-Tax Plan Company Contri-butions ($)	Relocation Benefits ($)	All Other Compensation (Total) ($)
			(a)		(b)	(c)	(d)
P. K. Collawn	6,333	1,350	23,000	31,250	—	485,153	—	547,086
C. N. Eldred	11,710	1,350	18,000	33,000	249,627	38,697	—	352,384
R. E. Talbot	—	1,350	18,000	22,984	79,250	—	97,311	218,895
P. V. Apodaca	23,411	1,350	18,000	33,000	4,368	86,139	—	166,268
R. N. Darnell	5,136	1,200	18,000	34,993	—	76,357	—	135,686

(a) Reflects the amounts received by the NEOs under the ESA (described in the Glossary).

(b) Amounts are reflected in column (c) of the 2012 Non-Qualified Deferred Compensation table on page 51.  NEOs are required to elect, on an annual basis, between participating in the ESP II or in the After-Tax Plan (but not both within the same year).  For 2012, all NEOs except Mr. Eldred and Mr. Talbot elected to participate in the After-Tax Plan. The annual election encompasses current year salary deferrals and cash incentive awards earned in the current year and paid in the next year. Thus, from time-to-time, a NEO may receive Company contributions under both plans as shown above for Mr. Eldred and Mr. Apodaca. In 2011, Mr. Eldred participated in the After-Tax Plan and elected to defer a portion of cash incentive awards earned in 2011 and paid in 2012 into the After-Tax Plan. As well, Mr. Apodaca participated in the ESP II Plan and elected to defer a portion of his cash incentive awards earned in 2011 and paid in 2012 into the ESP II plan. Consequently, Mr. Apodaca and Mr. Eldred each received 2012 Company matching contributions under both plans pursuant to their 2011 and 2012 elections.

(c) Amounts are reflected in the Total ($) of the After-Tax Plan Company Contributions listed below.

AFTER-TAX PLAN COMPANY CONTRIBUTIONS

Name	Matching ($)	Age-Based ($)	Supplemental ($)	Total ($)
Patricia K. Collawn	67,720	195,033	222,400 (x)	485,153
Charles N. Eldred	17,381	21,316	—	38,697
Patrick V. Apodaca	13,016	23,923	49,200	86,139
Ronald N. Darnell	15,349	9,108	51,900	76,357
(x) Pursuant to the terms of the After-Tax Plan, amounts are not contributed until they vest. Ms. Collawn's After-Tax Plan supplemental contribution is unvested and as such, the supplemental contribution was not made to the After-Tax Plan on her behalf.

(d) The Company reimburses certain relocation expenses. In 2012, Mr. Talbot received $97,311 in relocation expenses.

Annual Incentive Awards:  The objective of the 2012 AIP was to motivate the NEOs to achieve certain performance goals tied to the Company’s financial results.  In order to ensure that awards are funded by the Company’s earnings, no awards were to be made under the 2012 AIP unless the Company achieved Incentive EPS of at least $1.20.  Maximum awards were to be made at Incentive EPS levels of $1.39 or higher.  In 2012, the Company’s Incentive EPS was $1.31, resulting in achievement at above target level. See the performance results noted on the Corporate Scorecard on page 43.

The 2012 AIP plan goals were established for all NEOs in order to ensure alignment with the strategy of the Company.  A more detailed description of each listed NEO’s award opportunities and performance goals under the 2012 AIP, as well as the actual awards approved in February 2013, are set forth below.

NEO Incentive Goals and Results:

CORPORATE SCORECARD

Goal	Weight	Threshold 40%	Target 100%	Maximum 200%	2012 Results	Weighted Score
PNMR Incentive EPS	60% of Scorecard	≥$1.20/share	≥$1.26/share	≥$1.39/share	$1.31/share (138% of target award level)[1]	83%
Customer Satisfaction (measured by J.D. Power Customer Survey Index)	20% of Scorecard	690	700	710	645.8 (0% of target award level)	0%
Safety (PNMR OSHA Recordable Incident Rate)	20% of Scorecard	≤2.15	≤1.78	≤1.34	3.06 (0% of target award level)	0%
Aggregate Performance Results						83%
1 Based on linear interpolation, the $1.31/share performance results in a 138% multiplier for the Incentive EPS goal. When the 60% weighting is applied, this results in an 83% weighted score.

Under the 2012 AIP, Ms. Collawn was eligible to receive a target level award of 90% of her base salary as of January 1, 2012.  Based on Ms. Collawn’s aggregate performance results, she received an award equal to approximately 74.70% of her base salary.

Under the 2012 AIP, Mr. Eldred was eligible to receive a target level award of 55% of his base salary as of January 1, 2012.  Based on Mr. Eldred’s aggregate performance results, he received an award equal to approximately 45.65% of his base salary.

Under the 2012 AIP, Mr. Talbot was eligible to receive a target level award of 55% of his base salary as of January 1, 2012.  Based on Mr. Talbot’s aggregate performance results, he received an award equal to approximately 41.85% of his base salary.

Under the 2012 AIP, Mr. Apodaca was eligible to receive a target level award of 55% of his base salary as of January 1, 2012.  Based on Mr. Apodaca’s aggregate performance results, he received an award equal to approximately 45.65% of his base salary.

Under the 2012 AIP, Mr. Darnell was eligible to receive a target level award of 45% of his base salary as of January 1, 2012.  Based on Mr. Darnell's aggregate performance results, he received an award equal to approximately 37.45% of his base salary.

Long-Term Incentive Awards

2012 LTIP
Consistent with our pay-for-performance philosophy, 70% of the NEO's total 2012 long-term incentive compensation opportunities are dependent upon the Company’s achievement of two performance goals (“TSR” and “FFO/Debt Ratio”) over the 2012-2014 performance period. No performance shares (shown as PS in the GPBA Table) will be earned by or paid to our NEOs if actual performance over the 2012-2014 performance period is below the threshold levels set forth in the table below.  The remaining 30% of the total 2012 long-term incentive compensation for NEOs is comprised of time-vested restricted stock awards (shown as RSAs in the GPBA Table) that vest over a three-year period. A pro rated award will not be paid to an officer who separates from service in the first half of the performance period for any reason other than a qualifying change in control. After the first half of the performance period, a pro rated award will be calculated based on actual performance and the number of full months of service completed by the officer during the the performance period. In the case of a qualifying change in control, the performance shares vest pro rata at the end of the performance period based on the the attainment of the performance goals.

2012 LTIP TSR AND FFO/DEBT RATIO PERFORMANCE GOAL TABLE

Corporate Goal	Weight	Threshold	Target	Maximum
TSR	60%	>35th percentile	>50th percentile	>95th percentile
FFO/Debt Ratio	40%	16.0%	16.6%	18.0%

LTIP Awards Earned in 2012
In 2011, we transitioned from a one-year to a three-year performance period by granting performance share and performance cash awards with 1-year, 2-year and 3-year performance periods. Information regarding the threshold, target and maximum performance targets under the 2011 LTIP for TSR (relative to the S&P 400 Midcap Utilities Index) and FFO/Debt Ratio and actual 2011-2012 performance are set forth in the table below.

TSR AND FFO/DEBT RATIO ACHIEVEMENT AS OF DECEMBER 31, 2012

Corporate Goal	Weight	Threshold	Target	Maximum	2012 Actual Results	Result Percent
TSR 2011-2012 and 2011-2013	60%	>35th percentile	>50th percentile	>95th percentile	>95th percentile	120%
FFO/Debt Ratio 2011-2012	40%	18.7%	19.3%	20.4%	17.3%	0%
2011-2013		21.6%	22.2%	23.3%	n/a	n/a

The amount of performance share and performance cash awards payable at threshold, target and maximum performance is set forth in the GPBA Table in the 2012 proxy statement.  In February 2013, the performance cash and share awards for the 2011-2012 performance period were determined to be earned at above target (120% of target) based on the above 2011-2012 performance period.

Grants of Plan-Based Awards in 2012

The table below discloses the following 2012 grants of awards to our NEOs, all of which were made under the PEP:   (1) short-term cash incentive plan awards under the 2012 AIP (shown below as AIP); (2) the following equity awards made under the LTIP: (a) time-vested restricted stock rights awards (RSA), (b) performance share awards (PS) based on TSR and FFO/Debt Ratio performance measures over the 2012-2014 performance period, and (c) Ms. Collawn's Retention Grant (shown below as SPR) as well as the grant date fair value of all such equity awards.  Restricted stock rights awards vest in three equal annual installments beginning on the first anniversary of the grant date.

GRANTS OF PLAN BASED AWARDS IN 2012

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units(#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($) (1)
Name	Grant Date	Thresh- old ($)	Target ($)	Maxi- mum ($)	Thresh- old (#)	Target (#)	Maxi- mum (#)
P. K.Collawn	AIP 2/28/12	207,000	517,500	1,035,000	—	—	—	—	—	—	—
	PS 2/28/12	—	—	—	21,674	43,349	86,698	—	—	—	800,223
	RSA 3/5/12	—	—	—	—	—	—	15,791	—	—	260,552
	SPR 2/28/12	—	—	—	—	—	—	135,000	—	—	1,371,600
C. N. Eldred	AIP 2/28/12	88,000	220,000	440,000	—	—	—	—	—	—	—
	PS 2/28/12	—	—	—	7,539	15,078	30,156	—	—	—	278,340
	RSA 3/5/12	—	—	—	—	—	—	6,462	—	—	106,623
R. E. Talbot	AIP 2/28/12	70,583	176,458	352,917	—	—	—	—	—	—	—
	PS 2/28/12	—	—	—	5,451	10,902	21,805	—	—	—	201,251
	RSA 3/5/12	—	—	—	—	—	—	4,806	—	—	79,299
P. V. Apodaca	AIP 2/28/12	57,200	143,000	286,000	—	—	—	—	—	—	—
	PS 2/28/12	—	—	—	4,165	8,330	16,661	—	—	—	153,772
	RSA 3/5/12	—	—	—	—	—	—	3,570	—	—	58,905
R. N. Darnell	AIP 2/28/12	36,252	90,630	181,260	—	—	—	—	—	—	—
	PS 2/28/12	—	—	—	2,868	5,736	11,473	—	—	—	105,887
	RSA 3/5/12	—	—	—	—	—	—	3,295	—	—	54,368
(1) Represents the grant date fair value of the equity awards, based on target performance, determined in accordance with FASB ASC Topic 718.  The assumptions used in determining the grant date fair value of stock awards are set forth in Note 13 of the consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2012.

Outstanding Equity Awards

The following table includes certain information about the following outstanding equity awards (as of December 31, 2012) made under the PEP to the NEOs:  (1) stock options, (2) traditional time-vested restricted stock rights that begin vesting on the grant date, (3) performance-based restricted stock rights that began vesting on the date of determining the amount earned, (4) performance share awards granted on March 22, 2011 subject to the achievement of two performance criteria (TSR and FFO/Debt Ratio) showing the amount of actual above target performance achieved for the 2011-2012 performance period and assuming each officer will achieve maximum performance over the entire respective 2011-2013 performance period, (5) performance share award opportunities granted on February 28, 2012 under the 2012 LTIP (shown as PS in the GPBA Table above) subject to the achievement of the TSR and FFO/Debt Ratio performance measures assuming each officer will achieve maximum performance over the 2012-2014 performance period, and (6) the Special Retention Grant awarded to Ms. Collawn on February 28, 2012 (shown as SPR in the GPBA Table above) assuming achievement of the performance measure.  All stock options and traditional time-vested restricted stock rights granted under the PEP vest in three equal annual installments beginning on the first anniversary of the grant (whereas performance-based restricted stock rights begin vesting in three equal annual installments beginning on the first anniversary of the determination date and are identified by an * after the grant date shown below).

OUTSTANDING EQUITY AWARDS AT 2012 YEAR-END

(a)		(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
		Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexer-cised Options (#) Unexer-cisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
			(1)	(2)			(3)	(4)		(4)
P. K. Collawn	8/17/2007	4,000	—	—	23.90	8/17/2017	—	—	—	—
	2/19/2008	24,000	—	—	13.17	2/19/2018	—	—	—	—
	8/14/2008	4,000	—	—	10.56	8/14/2018	—	—	—	—
	2/17/2009	90,000	—	—	7.98	2/17/2019	—	—	—	—
	5/19/2009*	—	—	—	—	—	4,625	94,859	—	—
	8/5/2009	4,000	—	—	12.48	8/5/2019	—	—	—	—
	3/17/2010*	—	—	—	—	—	20,189	414,076	—	—
	2/26/2010	25,334	12,666	—	12.22	2/26/2020	—	—	—	—
	3/1/2010	13,333	6,667	—	12.40	3/1/2020	—	—	—	—
	3/4/2011	—	—	—	—	—	12,000	246,120	—	—
	3/22/2011	—	—	—	—	—	38,068	780,775	—	—
	3/22/2011	—	—	—	—	—	—	—	72,172	1,480,248
	2/28/2012	—	—	—	—	—	—	—	86,698	1,778,176
	2/28/2012	—	—	—	—	—	135,000	2,768,850	—	—
	3/5/2012	—	—	—	—	—	15,791	323,873	—	—
C. N. Eldred	2/13/2006	9,338	—	—	24.06	2/13/2016	—	—	—	—
	2/16/2007	14,000	—	—	30.50	2/16/2017	—	—	—	—
	2/17/2009	26,666	—	—	7.98	2/17/2019	—	—	—	—
	5/19/2009*	—	—	—	—	—	3,300	67,683	—	—
	3/17/2010*	—	—	—	—	—	7,028	144,144	—	—
	2/26/2010	8,332	8,334	—	12.22	2/26/2020	—	—	—	—
	3/4/2011	—	—	—	—	—	4,166	85,445	—	—
	3/22/2011	—	—	—	—	—	15,558	319,095	—	—
	3/22/2011	—	—	—	—	—	—	—	29,241	599,733
	2/28/2012	—	—	—	—	—	—	—	30,156	618,500
	3/5/2012	—	—	—	—	—	6,462	132,536	—	—

(a)		(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
		Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexer-cised Options (#) Unexer-cisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
			(1)	(2)			(3)	(4)		(4)
R. E. Talbot	3/22/2011	—	—	—	—	—	5,310	108,908	—	—
	3/22/2011	—	—	—	—	—	—	—	13,879	284,658
	2/28/2012	—	—	—	—	—	—	—	21,805	447,221
	3/5/2012	—	—	—	—	—	4,806	98,571	—	—
P. V. Apodaca	2/26/2010	10,667	5,333	—	12.22	2/26/2020	—	—	—	—
	3/17/2010*	—	—	—	—	—	7,028	144,144	—	—
	3/4/2011	—	—	—	—	—	3,832	78,594	—	—
	3/22/2011	—	—	—	—	—	8,606	176,509	—	—
	3/22/2011	—	—	—	—	—	—	—	16,137	330,970
	2/28/2012	—	—	—	—	—	—	—	16,661	341,717
	3/5/2012	—	—	—	—	—	3,570	73,220	—	—
R. N. Darnell	5/19/2009*	—	—	—	—	—	875	17,946	—	—
	3/17/2010*	—	—	—	—	—	2,018	41,389	—	—
	2/26/2010	—	3,434	—	12.22	2/26/2020	—	—	—	—
	3/4/2011	—	—	—	—	—	1,532	31,421	—	—
	3/22/2011	—	—	—	—	—	4,670	95,782	—	—
	3/22/2011	—	—	—	—	—	—	—	9,805	201,101
	2/28/2012	—	—	—	—	—	—	—	11,473	235,311
	3/5/2012	—	—	—	—	—	3,295	67,580	—	—

(1)    The exercise price of stock options granted under the PEP is the closing market price on the NYSE on the date of the grant; stock options expire if not exercised within 10 years of the grant date.  Stock options awarded under the PEP vest over a three-year period.  All outstanding unvested stock options shown with a grant date of February 26, 2010 vested on February 26, 2013.  All outstanding unvested stock options shown with a grant date of March 1, 2010 vested on March 1, 2013.

(2)     As of December 31, 2012, no incentive stock options for 2012 had been granted under the PEP.

(3)    One share of our common stock underlies each restricted stock right and performance share.  Traditional time-vested restricted stock rights awards vest over a three-year period beginning on the grant date. One-half of the restricted stock rights shown with a grant date of March 4, 2011 vested on March 4, 2013 and the remaining half will vest on March 4, 2014. One-third of the restricted stock rights shown with a grant date of March 5, 2012 vested on March 5, 2013, and the remaining two-thirds will vest in equal amounts on March 5, 2014 and March 5, 2015. Performance-based restricted stock rights awards vest over a three-year period beginning on the determination date of the amount earned.  All outstanding performance-based restricted stock rights shown with a grant date of May 19, 2009* began vesting on the February 16, 2010 determination date and fully vested and were delivered on March 6, 2013, following the expiration of the blackout period.  Performance-based restricted stock rights with a grant date of March 17, 2010* began vesting on the March 4, 2011 determination date: one-half vested on March 4, 2013 and the remaining half will vest on March 4, 2014.  The first March 22, 2011 awards shown are the actual amount of performance shares earned by our NEOs as of December 31, 2012 and delivered to them in March 2013 for the 2011-2012 performance period.

(4)          Based on closing price of $20.51 for our common stock, as quoted on the NYSE on December 31, 2012, the last trading day of fiscal year 2012.

Option Exercises and Stock Vested Table

The following table includes certain information with respect to the NEO's exercise of vested stock options during 2012 as well as the vesting during 2012 of traditional restricted stock rights held by the NEOs.  Options and restricted stock rights were awarded under the PEP.

OPTION EXERCISES AND STOCK VESTED DURING 2012

(a)	(b)	(c)	(d)	(e)
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
		(1)		(2)
Patricia K. Collawn	—	—	76,006	1,404,382
Charles N. Eldred	—	—	34,660	638,907
Ronald E. Talbot	—	—	—	—
Patrick V. Apodaca	—	—	18,511	341,250
Ronald N. Darnell	—	—	8,668	159,536

(1)    Amounts indicated are the aggregate dollar value realized upon the exercise of stock options based on the number of options exercised at a particular exercise price multiplied by the difference between the market price on the exercise date minus the exercise price.

(2)    Amounts indicated are the aggregate dollar value realized upon the vesting of restricted stock rights awards based on the number of shares acquired on vesting multiplied by the closing price of our common stock on the vesting date, as quoted on the NYSE.

Retirement Benefits

Tax-Qualified Retirement Plans Available to all Eligible Employees:  The retirement benefits under the tax-qualified plans for NEOs are the same as those available for other eligible employees of the Company.  The RSP is a 401(k) plan that allows before-tax and after-tax contributions by employees and Company-matching and age-based contributions.  The age-based contributions provide for varying contribution rates, from 3% to 10% depending on the employee’s age, with the highest contribution rates applying to older employees.  Employees direct their own investments in the RSP.

The RSP includes a Roth 401(k) feature, which allows an employee to make post-tax contributions that do not reduce the employee’s current taxable income.  Withdrawals and other distributions from the Roth 401(k) feature are generally tax free.

Age-based contributions are made regardless of whether the employee defers compensation into the RSP.  All of the Company’s contributions to the RSP are in cash, not shares of common stock.  Employees may invest in shares of our common stock by allocating up to 20% of their respective RSP account balances into a Company stock fund, which is one (1) of 23 investment options under the RSP.  All contributions made under the RSP vest immediately.

The RSP results in individual participant balances that reflect a combination of:  (1) the employee deferring a portion of cash compensation; (2) annual matching contributions made on behalf of the employee; (3) the age-based contributions on behalf of the employee in an amount ranging from 3% to 10% of eligible compensation; (4) the annual contributions and deferred amounts being invested at the direction of the employee (the same investment choices are available to all employees); and (5), as in (4), the continuing reinvestment of the investment returns until the accounts are paid out.  This means that similarly situated employees, including the NEOs, may have materially different account balances because of a combination of factors including: the number of years they have participated in the plan, the amount of money contributed, or compensation deferred, at the election of the employee from year to year, and the investments chosen by the employee.  The RSP does not guarantee minimum returns or above-market returns and an employee’s returns are dependent upon actual investment results.

Non-Qualified Deferred Compensation

Non-Tax Qualified Retirement Plans:  The Tax Code imposes a limitation on the amount of compensation that can be considered when determining the amount of the matching contributions and age-based contributions to the RSP.  The Tax Code also limits the maximum amount that can be contributed by any participant, employer contributions, and other amounts that can be allocated to any participant’s account.

We adopted the ESP in 1998 to address these Tax Code limitations.  The ESP was a non-qualified deferred compensation plan that provided executive officers with an opportunity to supplement their retirement savings and to receive the full employer contributions that would be available in the absence of the limitations imposed by the Tax Code.  We froze the ESP in December 2004 when the Compensation Committee recommended, and the Board adopted, the ESP II, a non-qualified supplemental deferred compensation plan.  Effective as of December 17, 2008, the ESP was merged into the ESP II and we adopted the After-Tax Plan as an alternative non-tax qualified retirement plan.

Executive officers may annually elect to defer eligible compensation into the ESP II or contribute such compensation to the After-Tax Plan (but not both);  the ESP II runs side-by-side with the RSP.  A participant may make before-tax deferrals to the ESP II up to 100% of eligible compensation.  We make a matching contribution equal to 75% of the first 6% of eligible compensation deferred.  Additionally, when a participant reaches the annual compensation limit under the Tax Code in the RSP ($250,000 in 2012), our age-based contribution continues to the ESP II.

If a participant elects to participate in the After-Tax Plan rather than the ESP II, the participant may make payroll deductions, on an after-tax basis, to the After-Tax Plan up to 100% of eligible compensation (after taxes and other deductions).  We make a matching contribution equal to 75% of the first 6% of eligible compensation saved, on which the participant is taxed when the matching contribution is made to the After-Tax Plan.  Additionally, when a participant reaches the annual compensation limit under the Tax Code in the RSP, our age-based contribution continues to the After-Tax Plan, on which the participant is taxed at the time the age-based contribution is made to the After-Tax Plan.  Certain participants (including the NEOs) also receive a supplemental target contribution in the ESP II or the After-Tax Plan.  In general, these contributions have been set to achieve competitive retirement pay replacement ratios of between 40% to 60% of pre-retirement income depending on years of service and age at retirement.  These contributions are individually scheduled, actuarially-calculated contributions designed to reach target replacement ratios at a retirement age of 65.  Additionally, the Compensation Committee may elect to make discretionary credits or discretionary contributions to the ESP II or the After-Tax Plan for a participant during a plan year in any amount, and on such terms and conditions, that the Compensation Committee deems appropriate.

Upon enrollment in the ESP II, participants make an election regarding the form of their distribution.  They may elect to receive a lump sum payment, installment payments, or an annuity.  Participants also may elect to have the portion of their account that is hypothetically invested in a Company stock fund distributed in shares of our common stock in lieu of cash.  Participants become entitled to a distribution under the ESP II upon their separation from service, death, disability, or upon a specified date elected by the participant, subject to the requirements of Section 409A of the Tax Code.  ESP II amounts are subject to the same vesting and investment provisions as under the RSP, with the exception of the supplemental credit account under the ESP II, which has a two-year vesting requirement that may be accelerated.  Participants’ accounts in the ESP II are unfunded obligations, including the increases and decreases based on “investment” of the balances reflected as hypothetical returns equal to the actual returns of investments designated by a participant or the Company.  Unless the participant elects to receive all or a portion of his or her accounts on a specified date while the participant is employed by the Company, benefits payable under the ESP II will be paid within 90 days of the participant’s separation from service, death, or disability, subject to the requirements of Section 409A of the Tax Code.  Participants hypothetically invest their deferrals and employer contributions in the ESP II in the same investment options as are available under the RSP.  Participants may change their investment selections on a daily basis.  The table below shows the funds available under the RSP and their annual rate of return for the calendar year ended December 31, 2012, as reported by the administrator of the RSP.

Fund Name	Rate of Return - 2012%
American Funds Euro Pacific Gr R6	13.56
Vanguard Inst Index Fund Inst	15.98
PIMCO Total Return Institutional	12.00
PNM Resources Stock Fund	15.63
Vanguard Prime Money Market Fund	0.04
Vanguard PRIMECAP Fund Investor Shares	15.27
Vanguard Retirement Savings Trust IV	2.48
RS Partners A	16.41
Vanguard Target Retirement 2010	10.12
Vanguard Target Retirement 2015	11.37
Vanguard Target Retirement 2020	12.35
Vanguard Target Retirement 2025	13.29
Vanguard Target Retirement 2030	14.24
Vanguard Target Retirement 2035	15.16
Vanguard Target Retirement 2040	15.56
Vanguard Target Retirement 2045	15.58
Vanguard Target Retirement 2050	15.58
Vanguard Target Retirement 2055	15.58
Vanguard Target Retirement 2060 (1)	10.68
Vanguard Target Retirement Income	8.23
Vanguard Wellington Fund Investor Shares	12.57
Wells Fargo Advantage Discovery Fund Institutional	11.35
Vanguard Windsor II Fund Investor Shares	16.72
(1) Vanguard Target Retirement 2060 is a new fund that was added into the funding pool on January 19, 2012. Percentage of return figures for periods of less than one year are cumulative returns.

In 2012, Mr. Talbot and Mr. Eldred elected to participate in the ESP II, and Ms. Collawn, Mr. Apodaca and Mr. Darnell elected to participate in the After-Tax Plan.  Accounts in the After-Tax Plan are in the names of the participants and are owned by the participants. The annual election encompasses current year salary deferrals and cash incentive awards earned in the current year and paid in the next year. Thus, from time-to-time, a NEO may receive Company contributions under both plans (as shown for Mr. Apodaca who received 2012 Company matching contributions under the ESP II Plan even though he elected to participate in the After-Tax Plan in 2012). In 2011, Mr. Apodaca participated in the ESP II Plan and elected to defer a portion of his cash incentive, earned in 2011 and paid in 2012, into the ESP II. Consequently, Mr. Apodaca received 2012 Company matching contributions under both plans pursuant to their 2011 and 2012 elections. The NEO participant will own the investments, made through the After-Tax Plan, in his or her name and we will have no involvement with the investments as an owner, beneficiary, sponsor, or otherwise.  Accordingly, participants may transfer amounts from the accounts or may withdraw the money from the accounts at any time after the deposit is made.  Like the RSP, all contributions to the After-Tax Plan are fully vested when made.  As a general rule, there is a two year delay in the supplemental contributions to the After-Tax Plan for participants who are under the age of 55 or have less than 2 years of service.  In those circumstances, the supplemental contribution for 2011 to the After-Tax Plan would not be made until 2013.  In comparison, the supplemental credit to the ESP II would be made so that the participant could begin the hypothetical investing but the contribution would remain unvested during the relevant period.  Both the unvested ESP II or delayed After-Tax Plan Company supplemental contribution are subject to accelerated vesting and payment upon certain termination events discussed below under Potential Payments upon Termination or Change in Control.

2012 NON-QUALIFIED DEFERRED COMPENSATION

(a)		(b)	(c)	(d)	(d)	(f)
		Executive Contributions in Last Year (2012) ($)	Company Contributions in Last Year (2012) ($)	Aggregate Earnings in Last Year (2012) ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Year End (2012) ($)
		(2)	(3)
Patricia K. Collawn (1)	ESP II	—	—	186,587	—	1,380,362
Charles N. Eldred	ESP II	79,692	249,627	21,489	—	457,069
Ronald E. Talbot	ESP II	18,577	79,250	1,137	—	97,281
Patrick V. Apodaca (1)	ESP II	600	4,368	33,502	—	331,219
Ronald N. Darnell	ESP II	—	—	—	—	—

(1)Although Ms. Collawn and Mr. Apodaca are currently participating in the After-Tax Plan, the above respective ESP II plan balances reflect the amounts that were contributed to the ESP II in prior years.

(2)All amounts are included in the “Salary” column (c) of SCT on page 40.

(3)All amounts are included as a component of “All Other Compensation” in column (i) of the SCT and consist of the following 2012 Company contributions to the ESP II:

ESP II COMPANY CONTRIBUTIONS

Name	Matching ($)	Age-Based ($)	Supplemental ($)	Total ($)
Charles N. Eldred	18,658	33,769	197,200	249,627
Ronald E. Talbot	10,904	5,846	62,500 (x)	79,250
Patrick V. Apodaca (y)	—	4,368	—	4,368
(x) Pursuant to the terms of the ESP II Plan, amounts are not contributed until they vest. Mr. Talbot's ESP II Plan supplemental contribution is unvested and as such, the supplemental contribution was not made to the ESP II Plan on his behalf.

(y) For 2012, Mr. Apodaca elected to participate in the After-Tax Plan. The annual election encompasses current year salary deferrals and cash incentive awards earned in the current year and paid in the next year. Thus, from time to time, a NEO may receive Company contributions under both plans as shown below for Mr. Apodaca. In 2011 Mr. Apodaca participated in the ESP II Plan and therefore was eligible to receive the company contribution of his cash incentive award earned in 2011 and paid in 2012 into ESP II Plan.

Potential Payments upon Termination or Change in Control:  The tables beginning on page 54 illustrate the amounts payable to each of the NEOs in the event of a termination of his or her employment, whether voluntary or involuntary. Also included are additional payments in connection with his or her retirement, death, disability, or termination following a change in control.  The amounts shown:  (1) assume a termination effective as of December 31, 2012, (2) are based on the closing price of our common stock on December 31, 2012, as reported on the NYSE (i.e., $20.51), and (3) are estimates of the amounts that would be paid to each NEO based upon the amounts earned through the end of 2012.  The precise amount actually due to any NEO upon his or her termination can only be determined at the time of the termination.

Payments Made Upon Termination:  If a NEO’s employment terminates for any reason, he or she is entitled to receive amounts earned during his or her term of employment.  Such amounts include:  (1) base salary through the date of termination, (2) accrued but unused paid time off, (3) amounts contributed by the NEO and vested amounts contributed by the Company under the RSP,

ESP II, After-Tax Plan, and (4) stock options and restricted stock rights awards that have vested as of the termination date (unless the NEO is terminated for “cause,” in which case vested and unexercised stock options and any undelivered vested stock options or performance shares are forfeited).

Additional Payments Made Upon Retirement:  In addition to the amounts described above, upon a NEO’s termination of employment because of retirement (upon the occurrence of certain age and/or service conditions as defined in the relevant plan), all of his or her outstanding non-vested stock options granted under the PEP will immediately vest.  All of such retiring NEO's restricted stock rights awards and a pro rata portion of his or her performance share awards, granted under the 2011 LTIP, will also immediately vest.  As of December 31, 2012, Mr. Apodaca is retirement-eligible under the PEP.

Additional Payments Made Upon Death or Disability:  In addition to the amounts described above, if a NEO dies or becomes disabled, he or she will receive payments under our basic and supplemental life, accidental death and dismemberment, and disability programs.

Severance Payments:  In addition to the amounts described above, if we terminate the employment of a NEO because we eliminate his or her position, the table on page 54 reflects the amounts payable under our Severance Plan.  This plan covers all non-union employees (including the NEOs) who satisfy the Severance Plan’s service requirement and whose positions are eliminated.  Members of the Officer group (which includes all NEOs) are eligible, upon signing a customary release agreement, for a lump sum severance payment equal to 14 months of base salary plus one additional week of base salary for each year of service.  In March 2012, this plan was amended to cap the lump sum severance payment at a level equal to what an officer would receive under the Retention Plan, as amended and restated.  Members of the officer group also are eligible to receive reimbursement for placement assistance expenses (up to 5% of base salary), continuation of certain insurance benefits, and health care benefits for up to 12 months.  If an individual receives benefits under a Retention Plan discussed below in the Payments Made upon a Change in Control section, severance benefits are not available under the Severance Plan.

Payments Made Upon a Change in Control:  In addition to the amounts described above (other than the severance pay), if a NEO’s employment is terminated within 24 months in connection with a change in control, either by us without cause, or by the NEO due to a constructive termination, the NEO will receive additional payments and benefits (including special severance benefits) under the Retention Plan, which covers all of the NEOs.  Benefits are only payable if the officer is not retained or immediately re-employed (“double trigger”) by the successor company following a change in control and if the termination is (1) for reasons other than cause, death, or disability or (2) by the officer due to constructive termination.  In addition, the officer must sign a customary release agreement to receive benefits.  In 2012, the Retention Plan and other related benefit plans were amended to eliminate certain change in control provisions that were considered to be poor pay practices. All Company Officers, including the NEOs, waived their rights to benefits that would be provided under the Retention Plan prior to the amendment in 2012. As such, all Company Officers including the NEOs, would receive the reduced benefits provided under the newly amended Retention Plan as highlighted below. The benefits include:

•	A lump sum severance payment equal to two times current eligible compensation for the CEO, EVP and SVPs. The VPs will receive a severance equal to one and a half times Eligible Compensation;

•	Eligible Compensation includes base salary, any cash award paid as a merit increase in lieu of base salary, and the average of the AIP awards for the three calendar years immediately preceding;

•	A pro rata award of the officer’s annual incentive equal to at least a minimum of 50% of the maximum award available under the applicable plan for the relevant performance period;

•
Health care, life, and accidental death and dismemberment insurance benefits that are substantially similar to those received by the officer immediately prior to termination of employment for a period of 24 months for the CEO, EVP and SVPs and 12 months for Vice Presidents;

•
Senior officers, including the NEOs, as well as the VP-Controller, VP-Treasurer, and VP-Regulatory must sign a restrictive covenant agreement not to compete in order to participate in the Retention Plan. If an officer signs a restricted covenant agreement, the officer will be compensated for the period of time during which the restrictions are in effect. If the officer does not sign the agreement in a timely manner, then the officer(s) will not be entitled to any benefits under the amended Retention Plan. As of December 31, 2012, all eligible Officers had signed the required restrictive covenant agreements. As such, the period of time covered for which a senior officer will be compensated, in the case of a change in control, is an amount equal to the Officers eligible compensation paid over a 12 month period. The VP-Controller, VP-Treasurer, and VP-Regulatory will be compensated, in the case of a change in control, in an amount equal to 50% of the officer's eligible compensation paid over a six month period;

•	Reimbursement of reasonable legal fees and expenses incurred as a result of termination of employment; and

•
The PEP was amended to provide for double trigger vesting following a change in control and add a general clawback provision. The clawback provision subjects PEP awards to potential clawback or forfeiture to the fullest extent called for by applicable law or Company policy. Upon a qualifying change in control (which requires a termination of employment by the Company for any reason other than cause, death, disability or a termination by officer due to constructive termination), all outstanding, unvested stock option awards, all time-vested restricted stock awards, and a pro rata portion of any performance share awards granted under the PEP will fully vest. If the Board concludes the value of an award will be materially impaired following a change in control, then the award will fully vest immediately prior to the change in control.

The Company also sponsors certain other plans in which the NEOs participate that contain provisions that are triggered by a change in control.  These include, for example, the ESP II and After-Tax Plan, which provide that the participant will receive a pro rata amount of the annual contribution for the number of months of service during the year.   The long-term incentive plan also provides that each NEO will receive a pro rata award for the number of months of service during the performance period prior to the change in control event.

Upon a qualifying change in control, all outstanding, unvested stock option awards and either all restricted stock rights awards with service-based restrictions or a pro rata portion of restricted stock rights awards with performance-based restrictions granted under the PEP will fully vest.

A summary of the material provisions of the definition of “Change in Control” contained in the Retention Plan and related plans are as follows:

1.	Subject to certain exceptions, any person becomes the beneficial owner of 20% or more of the Company’s common stock;
2.
During any consecutive two-year period, the following individuals cease, for any reason, to constitute a majority of the Board: (i) directors who were directors at the beginning of the two-year period and (ii) any new directors whose election by the Board or nomination for election by our shareholders was approved by a vote of at least two-thirds of the directors then still in office who either were elected at the beginning of the two-year period or whose election or nomination for election was previously so approved, but not including any such new directors designated by a person who entered into an agreement with the Company to effect a transaction described in parts 1, 3, or 4 of this definition summary;

3.
Our shareholders approve a merger or consolidation with another company, corporation, or subsidiary that is not affiliated with us immediately before the change in control, unless the merger or consolidation results in the Company’s voting securities outstanding immediately before the merger or consolidation continuing to represent at least 60% of the Company’s combined voting power of such surviving entity outstanding immediately after such merger or consolidation; or

4.	The adoption of a plan of complete liquidation of the Company or any agreement for the sale or disposition of all or substantially all of the Company’s assets.

No change in control will be deemed to have occurred until all required regulatory approvals are obtained and the transaction that would otherwise be considered to be a change in control closes.

The following table summarizes the value of the termination payments and benefits that the NEOs would have received if he or she had terminated employment on December 31, 2012, under the circumstances shown, and based on the terms of the relevant plans as of December 31, 2012.  The table excludes amounts which are generally available to all our employees, such as (1) amounts accrued through December 31, 2012, that would be paid in the normal course of continued employment, such as accrued but unpaid salary and (2) vested account balances under the RSP.

CHANGE IN CONTROL, TERMINATION, RETIREMENT, OR IMPACTION

Benefits and Payments	Voluntary Termination by Executive ($)	Termination for Cause ($)	Disability ($)	Death ($)	Constructive or without Cause Termination due to Change in Control ($)	Retirement ($)	Impaction ($)
						(1)	(9)
P. K. Collawn
AIP (2)	—	—	429,525	429,525	429,525	—	429,525
Stock Options (3)	—	—	159,071	159,071	159,071	—	159,071
Restricted Stock Units (4)	—	—	1,078,929	1,078,929	1,078,929	—	1,078,929
2011-2 Performance Shares (5)	780,775	—	780,775	780,775	780,775	—	780,775
2011-2 Performance Cash (5)	89,700	—	89,700	89,700	89,700	—	89,700
2011-3 Performance Shares (6)	592,083	—	592,083	592,083	592,083	—	592,083
2011-3 Performance Cash (6)	69,000	—	69,000	69,000	69,000	—	69,000
2012-2014 Performance Shares (7)	—	—	—	—	355,623	—	—
ESP II Plan Balances	1,380,362	1,380,362	1,380,362	1,380,362	1,380,362	—	1,380,362
After-Tax Plan	—	—	449,359	449,359	449,359	—	—
Health and Welfare Benefits	—	—	—	—	7,064	—	3,532
Life Insurance Proceeds	—	—	—	1,400,000	—	—	—
Cash Severance (10)	—	—	—	—	3,611,747	—	820,833
Legal Fees (8)	—	—	—	—	20,000	—	—
Total P. K. Collawn	2,911,920	1,380,362	5,028,804	6,428,804	9,023,238	—	5,403,810
C. N. Eldred
AIP (2)	—	—	182,600	182,600	182,600	—	182,600
Stock Options (3)	—	—	69,089	69,089	69,089	—	69,089
Restricted Stock Units (4)	—	—	429,808	429,808	429,808	—	429,808
2011-2 Performance Shares (5)	319,095	—	319,095	319,095	319,095	—	319,095
2011-2 Performance Cash (5)	38,400	—	38,400	38,400	38,400	—	38,400
2011-3 Performance Shares (6)	239,864	—	239,864	239,864	239,864	—	239,864
2011-3 Performance Cash (6)	28,800	—	28,800	28,800	28,800	—	28,800
2012-2014 Performance Shares (7)	—	—	—	—	123,696	—	—
ESP II Plan Balances	457,069	457,069	457,069	457,069	457,069	—	457,069
After-Tax Plan	—	—	—	—	—	—	—
Health and Welfare Benefits	—	—	—	—	19,209	—	9,605
Life Insurance Proceeds	—	—	—	1,400,000	—	—	—

CHANGE IN CONTROL, TERMINATION, RETIREMENT, OR IMPACTION

Benefits and Payments	Voluntary Termination by Executive ($)	Termination for Cause ($)	Disability ($)	Death ($)	Constructive or without Cause Termination due to Change in Control ($)	Retirement ($)	Impaction ($)
						(1)	(9)
Cash Severance (10)	—	—	—	—	2,273,720	—	538,462
Legal Fees (8)	—	—	—	—	20,000	—	—
Total C. N. Eldred	1,083,228	457,069	1,764,725	3,164,725	4,201,350	—	2,312,792
R. E. Talbot
AIP (2)	—	—	146,460	146,460	146,460	—	146,460
Stock Options (3)	—	—	—	—	—	—	—
Restricted Stock Units (4)	—	—	98,571	98,571	98,571	—	98,571
2011-2 Performance Shares (5)	108,908	—	108,908	108,908	108,908	—	108,908
2011-2 Performance Cash (5)	13,475	—	13,475	13,475	13,475	—	13,475
2011-3 Performance Shares (6)	113,851	—	113,851	113,851	113,851	—	113,851
2011-3 Performance Cash (6)	14,311	—	14,311	14,311	14,311	—	14,311
2012-2014 Performance Shares (7)	—	—	—	—	89,424	—	—
ESP II Plan Balances	35,000	35,000	97,281	97,281	97,281	—	35,000
After-Tax Plan	—	—	—	—	—	—	—
Health and Welfare Benefits	—	—	—	—	19,100	—	9,550
Life Insurance Proceeds	—	—	—	750,000	—	—	—
Cash Severance (10)	—	—	—	—	1,627,500	—	408,333
Legal Fees (8)	—	—	—	—	20,000	—	—
Total R. E. Talbot	285,545	35,000	592,857	1,342,857	2,348,881	—	948,459
P. V. Apodaca
AIP (2)	—	—	118,690	118,690	118,690	118,690	118,690
Stock Options (3)	—	—	44,211	44,211	44,211	44,211	44,211
Restricted Stock Units (4)	—	—	295,959	295,959	295,959	295,959	295,959
2011-2 Performance Shares (5)	176,509	—	176,509	176,509	176,509	176,509	176,509
2011-2 Performance Cash (5)	21,840	—	21,840	21,840	21,840	21,840	21,840
2011-3 Performance Shares (6)	132,372	—	132,372	132,372	132,372	132,372	132,372
2011-3 Performance Cash (6)	16,640	—	16,640	16,640	16,640	16,640	16,640
2012-2014 Performance Shares (7)	—	—	—	—	68,319	—	—
ESP II Plan Balances	331,219	331,219	331,219	331,219	331,219	331,219	331,219

CHANGE IN CONTROL, TERMINATION, RETIREMENT, OR IMPACTION

Benefits and Payments	Voluntary Termination by Executive ($)	Termination for Cause ($)	Disability ($)	Death ($)	Constructive or without Cause Termination due to Change in Control ($)	Retirement ($)	Impaction ($)
						(1)	(9)
After-Tax Plan	—	—	—	—	—	—	—
Health and Welfare Benefits	—	—	—	—	19,733	—	9,867
Life Insurance Proceeds	—	—	—	1,400,000	—	—	—
Cash Severance (10)	—	—	—	—	1,558,905	—	361,538
Legal Fees (8)	—	—	—	—	20,000	—	—
Total P. V. Apodaca	678,580	331,219	1,137,440	2,537,440	2,804,397	1,137,440	1,508,845
R. N. Darnell
AIP (2)	—	—	76,851	76,851	76,851	—	76,851
Stock Options (3)	—	—	28,468	28,468	28,468	—	28,468
Restricted Stock Units (4)	—	—	158,337	158,337	158,337	—	158,337
2011-2 Performance Shares (5)	95,782	—	95,782	95,782	95,782	—	95,782
2011-2 Performance Cash (5)	11,638	—	11,638	11,638	11,638	—	11,638
2011-3 Performance Shares (6)	80,420	—	80,420	80,420	80,420	—	80,420
2011-3 Performance Cash (6)	9,964	—	9,964	9,964	9,964	—	9,964
2012-2014 Performance Shares (7)	—	—	—	—	47,050	—	—
ESP II Plan Balances	—	—	—	—	—	—	—
After-Tax Plan	—	—	—	—	—	—	—
Health and Welfare Benefits	—	—	—	—	18,926	—	9,463
Life Insurance Proceeds	—	—	—	1,140,000	—	—	—
Cash Severance (10)	—	—	—	—	1,000,214	—	298,462
Legal Fees (8)	—	—	—	—	20,000	—	—
Total R. N. Darnell	197,804	—	461,460	1,601,460	1,547,650	—	769,385

(1)Under the PEP, “Retirement” is defined as termination of employment and attainment of (a) age 45 and 20 years of service, (b) age 55 and 10 years of service, (c) age 59.5, or (d) any age and 30 years of service. As of December 31, 2012, Ms. Collawn, Mr. Eldred, Mr. Talbot, and Mr. Darnell were not eligible for retirement.

(2)The amount represented is the amount payable under the 2012 AIP, as set forth in the 2012 AIP column of the 2012 Non-Equity Incentive Compensation table (contained in footnote (5) to the SCT) on page 41.

(3)The amount represented is the value of “in-the-money” unvested options that would vest under the PEP on an accelerated basis under certain termination events based upon the difference between the exercise price and the NYSE closing price of our stock on December 31, 2012 ($20.51).

(4)The amount represented is the value of all restricted stock units that would vest under the PEP on an accelerated basis under certain termination events based on the closing market price of our common stock on December 31, 2012 ($20.51).

(5)The amounts shown are the amounts payable to our NEOs under the 2011 LTIP for the actual above target performance earned for 2011-2012 based on the applicable TSR and FFO/Debt Ratio performance measures. For performance shares, the number indicated assumes that the market prices, upon delivery in 2012 of such performance shares, was the same as the closing price on December 31, 2012 ($20.51). For performance cash, the amount shown is the actual amount received by our NEOs, shown in the 2011-2012 LTIP Performance Cash Award column of the 2012 Non-Equity Incentive Compensation Table on page 41.

(6)The amounts shown are a pro rata portion of the amounts payable, if at all, in 2014 under the 2011 LTIP for the 2011-2013 performance period assuming above target performance is achieved for the 2011-2013 performance periods. For performance shares, the amounts shown assume that the market price upon delivery will be the same as the closing price on December 31, 2012 ($20.51).

(7)The amounts shown are a pro rata portion of the amounts payable, if at all, under the 2012 LTIP, upon a change in control, assuming the current level of performance and that the market price upon delivery will be the same as the closing price on December 31, 2012 ($20.51).

(8)The NEOs are eligible for reimbursement of reasonable legal expenses upon termination for change in control as of December 31, 2012. The amount shown in the table is a reasonable estimate of the amount that may be reimbursable.

(9)"Impaction" is defined under our Severance Plan, in relevant part, as the termination of employment as a result of the Company's elimination of executive's position.

(10) Represents (i) lump sum severance payment equal to two times current eligible compensation and (ii) payment for restrictive covenant agreement equal to 1 times eligible compensation paid over a 12 month period.

EQUITY COMPENSATION PLAN INFORMATON
The following table shows the total number of outstanding options and shares available for future issuances of options and all other equity awards under all of our equity compensation plans as of December 31, 2012.

EQUITY COMPENSATION PLAN INFORMATION As of December 31, 2012
	(a)	(b)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (#)	Weighted-average exercise price of outstanding options, warrants and rights ($)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (#)
Equity compensation plans approved by security holders	2,968,872(1)	$20.72(1)	4,369,001(2)
Equity compensation plans not approved by security holders (ESP II) (3)	87,402	(3)	19,206
Total	3,056,274	20.72(1)(3)	4,388,207

(1)
Amount includes 1,927,450 outstanding options, 353,722 unvested restricted stock awards and 622,450 actual and contingent performance shares (assuming maximum performance) issued under the PEP, as well as 65,250 outstanding options issued under the Director Retainer Plan, which expired on July 1, 2005. Unvested restricted stock and performance shares are not included in the weighted-average exercise price calculations of column (b).

(2)
As of December 31, 2012, although 4,369,001 shares of the 12,343,000 authorized shares remained available for future issuance under the PEP, only 1,225,592 shares remained available for future issuance of full-value equity awards under the PEP due to the PEP's separate limit of 3,240,000 authorized shares that may be subject to full-value equity awards.

(3)
Under the ESP II (as referenced under the caption “Non-Tax Qualified Retirement Plans” on page 49), a participant may choose to invest his or her accounts in one or more of several hypothetical investment funds, including the PNM Resources Stock Fund, which provides for returns based on a hypothetical investment in shares of common stock of PNM Resources. A participant who chooses to invest in the PNM Resources Stock Fund may elect to settle that portion of his or her account in either common stock or cash. As of December 31, 2012 a total of 257,500 shares of common stock were registered by PNM Resources for issuance under the ESP II, and 19,206 registered shares remained available. As reflected above in column (a), as of December 31, 2012, a total of 87,402 phantom shares of PNM Resources' common stock were allocated to participants in ESP II. Phantom shares are not included in the weighted average exercise price calculations of column (b).

ANNUAL REPORT AVAILABILITY

Pursuant to the Notice of Internet Availability of Proxy Materials mailed March 28, 2013, PNM Resources' 2012 Annual Report on Form 10-K was made available to shareholders beginning on March 28, 2013. Copies of the Annual Report on Form 10-K are available without charge upon written request to Leo Gonzalez, Assistant Treasurer, Corporate Headquarters, Mail Stop 0905, Albuquerque, New Mexico 87102, or electronically at www.pnmresources. com (under Investor Relations). You may also obtain our SEC filings through the Internet at www.pnmresources.com (under Investor Relations) or www.sec.gov.

By Order of the Board of Directors,

Patrick V. Apodaca
Senior Vice President, General Counsel and Secretary

APPENDIX A

2012 BENCHMARKING DATA

The following list comprises the 2011 Towers Watson U.S. Compensation Data Bank (CDB) Energy Services Executive Database of similarly sized utility/energy companies (companies with revenue of $1 Billion - $3 Billion) and (2) the 2011 Towers Watson U.S. Compensation Data Bank (CDB) General Industry Executive Database of similarly sized companies (companies with revenue of $1 Billion - $3 Billion), weighted respectively 75% and 25% to derive the weighted median, comprising the 2012 Benchmark Data.  As shown below, seven (7) of the 14 companies in the PNMR Peer Group are also in the 2012 Benchmark Data group.

2011 Towers Watson U.S. CDB Energy Services Executive Database with Revenue of $1 Billion - $3 Billion
Acciona, S.A. / AGL Resources, Inc. / AREVA, Inc. / Avista Corporation / Black Hills Corporation* / Cleco Corporation* / Covanta Holdings Corporation / CPS Energy / Crosstex Energy, L.P. / DPL, Inc. (1)* / Energen Corporation / EQT Corporation / First Solar, Inc. / GenOn Energy, Inc. / Hawaiian Electric Industries, Inc.* / IDACORP, Inc. / LG&E and KU Energy, LLC / Lower Colorado River Authority / McDermott International, Inc. / New York Power Authority / Nicor, Inc. / North Western Energy / NSTAR* (1)/ Oglethorpe Power Corporation / PNM Resources, Inc. / Portland General Electric Company / ProLiance Holdings, LLC / Regency Energy Partners, L.P. / Salt River Project / Santee Cooper / SemGroup Corporation/ Southern Union Company / TransCanada Corporation / UniSource Energy Corporation* / Vectren Corporation / Westar Energy, Inc.*

* PNMR Peer Group Member (1) DPL, Inc. was acquired November 2011 and NSTAR was acquired April 2012

2011 Towers Watson U.S. CDB General Industry Executive Database with Revenue of $1 Billion - $3 Billion
A.O. Smith Corporation / General Atomics / Nypro, Inc. / Acuity Brands, Inc. / Goodman Manufacturing Company, L.P. / Overhead Door Corporation* / Aerojet* / GSI Commerce, Inc. / Parsons Corporation / Alexander & Baldwin, Inc. / GTECH Corporation / PerkinElmer, Inc. / American Crystal Sugar Company / H.B. Fuller Company / Plexus Corporation / AMETECK, Inc. / Harland Clarke Corporation* / Polaris Industries, Inc. / Ann, Inc. / Harman International Industries, Inc. / Purdue Pharma, L.P. / AOL, Inc. / Headway Technologies, Inc.* / Quintiles, Inc. / Armstrong World Industries, Inc. / Herman Miller, Inc. / Reader's Digest Association, Inc. / Barnes Group, Inc. / Hexcel Corporation / Regal-Beloit Corporation / Brady Corporation / HNI Corporation / Rent-A-Center, Inc. / Broadridge Financial Solutions, Inc. / HNTB Corporation / Safety-Kleen Systems, Inc. / Brown-Forman Corporation / Hostess Brands, Inc. / Schwan Food Company, LLC / The Carmeuse Group / Houghton Mifflin Harcourt Publishing / Scotts Miracle-Gro Company / Carpenter Technology Corporation / Hunt Consolidated, Inc. / Scripps Networks Interactive, Inc. / CDI Corporation / Husky Injection Molding Systems, Ltd.* / ServiceMaster Company / Chemtura Corporation / IDEXX Laboratories, Inc. / ShawCor, Ltd. / Chiquita Brands, LLC / IMS Health, Inc. / Sigma-Aldrich Corporation / Coinstar, Inc. / Intercontinental Hotels* / Snap-On, Inc. / ConvaTec, Inc. / International Flavors and Fragrances, Inc. / Space Systems Loral, Inc.* / Convergys Corporation / Irvine Company, LLC / SRA Inernational Inc. / CoreLogic Inc. / Jack in the Box, Inc. / Stantec, Inc.* / Covance, Inc. / Kaman Industrial Technologies Corporation / Steelcase, Inc. / Curtiss-Wright Corporation / Kansas City Southern, Inc. / Swagelok Company / Cytec Industries, Inc. / Kinetic Concepts, Inc. / Teradata Corporation / Dassault Systemès* / Kinross Gold Corporation / Thomas & Betts Corporation / Day & Zimmerman, Inc. / Magellan Midstream Partners, L.P. / Toro Company / Deckers Outdoor Corporation / ManTech International Corporation / Total System Services, Inc. / Deluxe Corporation / Martin Marietta Materials, Inc. / Travelport, Ltd. / Dentsply International, Inc. / Mary Kay, Inc. / Trident Seafoods Corporation / Dex One Corporation / The McClatchy Company / Tupperware Brands Corporation / Donaldson Company, Inc. / MDC Holdings, Inc. / Underwriters Laboratories, Inc. / Endo Pharmaceuticals, Inc. / Molson Coors Brewing Company / United Rentals, Inc. / Equifax, Inc. / MWH Global, Inc. / USG Corporation / Equity Office Properties Trust / Noranda Aluminum, Inc. / Vulcan Materials Company

* Indicates a subsidiary

A-1

N
W
E
S
40
25
CENTRAL
GOLD
SILVER
LEAD
COAL
5TH STREET
4TH STREET
3RD STREET
2ND STREET
BROADWAY
Corporate Headquarters (4th Floor)
414 SILVER S.W.
P Parking
P Parking
To Albuquerque International Sunport
Downtown Albuquerque
(map not to scale)

PNM Resources, Inc.
Annual Meeting of Shareholders

Thursday, May 9, 2013 – 10:00 A.M. (MDT)

PNM Resources Corporate Headquarters

4th Floor - Conference Center

414 Silver Avenue, S.W.

Albuquerque, NM

PNM Resources®

*** Exercise Your *Right* to Vote ***

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on May 9, 2013.

PNM RESOURCES, INC.

PNM Resources®

PNM RESOURCES, INC.
CATHY MARTINEZ-SHAREHOLDER SERVICES
CORPORATE HEADQUARTERS
ALBUQUERQUE, NM 87158-0905

M56272-P36638

Meeting Information

Meeting Type: Annual Meeting
For holders as of: March 20, 2013
Date: May 9, 2013 **Time:** 10:00 AM MDT
Location: PNM Resources, Inc.
414 Silver Ave. SW 4th Floor
Albuquerque, New Mexico

For Directions Please Call (505) 241-2868

Please vote before the meeting. If you are unable to attend the meeting in person, you may listen to the meeting via the Internet @ www.virtualshareholdermeeting.com/pnm2013.

You are receiving this communication because you hold shares in the company named above.

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at *www.proxyvote.com* or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.

See the reverse side of this notice to obtain proxy materials and voting instructions.

— Before You Vote —

How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:

1. Notice and Proxy Statement 2. Annual Report on Form 10-K 3. Shareholder letter and Stock Performance Graph

How to View Online:

Have the information that is printed in the box marked by the arrow → XXXX XXXX XXXX (located on the following page) and visit: *www.proxyvote.com*.

How to Request and Receive a PAPER or E-MAIL Copy:

If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:

1) *BY INTERNET*: www.proxyvote.com
2) *BY TELEPHONE*: 1-800-579-1639
3) *BY E-MAIL**: sendmaterial@proxyvote.com

* If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow → XXXX XXXX XXXX (located on the following page) in the subject line.

Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before April 25, 2013 to facilitate timely delivery.

— How To Vote —

Please Choose One of the Following Voting Methods

Vote In Person: Many shareholder meetings have attendance requirements including, but not limited to, the possession of a valid photo identification and an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares.

Vote By Internet:

Before The Meeting: Go to *www.proxyvote.com*. Have the information that is printed in the box marked by the arrow → XXXX XXXX XXXX (located on the following page) available and follow the instructions.

Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.

M56273-P36638

Voting Items

The Board of Directors recommends you vote FOR the following proposals:

1. Elect Nine Directors

   Nominees:

   01) Adelmo E. Archuleta
   02) Patricia K. Collawn
   03) Julie A. Dobson
   04) Alan J. Fohrer
   05) Robert R. Nordhaus
   06) Bonnie S. Reitz
   07) Donald K. Schwanz
   08) Bruce W. Wilkinson
   09) Joan B. Woodard

The Board of Directors recommends you vote AGAINST the following proposal:

M56274-P36638

PNM Resources®

PNM RESOURCES, INC.
CATHY MARTINEZ-SHAREHOLDER SERVICES
CORPORATE HEADQUARTERS
ALBUQUERQUE, NM 87158-0905

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 8, 2013. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 8, 2013. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717 to be received by May 8, 2013.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M56266-P36638-Z59936 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

PNM RESOURCES, INC.

The Board of Directors recommends you vote FOR the following proposals:

	For All	Withhold All	For All Except
1. Elect Nine Directors	▢	▢	▢

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Adelmo E. Archuleta
02) Patricia K. Collawn
03) Julie A. Dobson
04) Alan J. Fohrer
05) Robert R. Nordhaus
06) Bonnie S. Reitz
07) Donald K. Schwanz
08) Bruce W. Wilkinson
09) Joan B. Woodard

The Board of Directors recommends you vote AGAINST the following proposal:

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement, Annual Report on Form 10-K, Shareholder letter and Stock Performance Graph are available at www.proxyvote.com.

M56267-P36638-Z59936

PNM RESOURCES, INC.
Annual Meeting of Shareholders
May 9, 2013 10:00 AM
This proxy is solicited by the Board of Directors

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned appoints A.E. Archuleta, B.W. Wilkinson, J.B. Woodard, and each or anyone of them, true and lawful attorney-in-fact and proxy for the undersigned, with full power of substitution, to represent and vote the Common Stock of the undersigned at the Annual Meeting of Shareholders of PNM Resources, Inc., to be held at PNM Resources, Inc., Corporate Headquarters - 4th Floor, 414 Silver Avenue SW, Albuquerque, NM at 10:00 a.m. Mountain Daylight Time, on May 9, 2013, and at any continuation of the meeting, if adjourned, on all matters coming before the meeting. Pursuant to the proxy statement, said proxies are directed to vote as indicated on this proxy, and otherwise in accordance with their judgment with respect to any other business that may properly come before the Annual Meeting or at any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made this proxy will be voted FOR PROPOSALS 1, 2, and 3 and AGAINST PROPOSAL 4.

To listen to the meeting via internet, please visit: www.virtualshareholdermeeting.com/pnm2013

Continued and to be signed on reverse side

PNM Resources®

PNM RESOURCES, INC.
CATHY MARTINEZ-SHAREHOLDER SERVICES
CORPORATE HEADQUARTERS
ALBUQUERQUE, NM 87158-0905

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 6, 2013. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 6, 2013. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717 to be received by May 6, 2013.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M56268-P36638-Z59936 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

PNM RESOURCES, INC.

The Board of Directors recommends you vote FOR the following proposals:

	For All	Withhold All	For All Except
1. Elect Nine Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Adelmo E. Archuleta
02) Patricia K. Collawn
03) Julie A. Dobson
04) Alan J. Fohrer
05) Robert R. Nordhaus
06) Bonnie S. Reitz
07) Donald K. Schwanz
08) Bruce W. Wilkinson
09) Joan B. Woodard

The Board of Directors recommends you vote AGAINST the following proposal:

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement, Annual Report on Form 10-K, Shareholder letter and Stock Performance Graph are available at www.proxyvote.com.

M56269-P36638-Z59936

PNM RESOURCES, INC.
Annual Meeting of Shareholders
May 9, 2013 10:00 AM
This proxy is solicited by the Board of Directors

Voting Shares Allocated to Your Retirement Savings Plan (RSP) Account

Vote the RSP shares by Internet, phone or mail before the earlier **RSP voting deadline of May 6, 2013, at 11:59 P.M. Eastern Time.** If you do not vote, the PNM Resources' Corporate Investment Committee has instructed the RSP Trustee (record holder) to vote the RSP shares as follows ("implied directions"):

- **FOR** the election of the 9 director nominees
- **FOR** the appointment of KPMG LLP as independent public accountants for 2013
- **FOR** the compensation of named executive officers ("Say on Pay")
- **AGAINST** shareholder proposal regarding policy to require independent chariman

Broadridge will tally your confidential vote and only communicate the cumulative RSP participant express timely voting results to the Trustee and the Committee so that the remaining shares may be voted in accordance with the above implied directions. The Committee will vote all RSP shares on any other matter properly raised at the Annual Meeting in accordance with its judgment. **This form is only for voting the RSP shares.**

To listen to the meeting via internet, please visit: www.virtualshareholdermeeting.com/pnm2013

Continued and to be signed on reverse side